SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of
1934 (Amendment No.  )
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Filed by a Party other than the Registrant   ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant §240.14a-12

ASTRONICS CORPORATION
(Name of Registrant as specified in its charter)
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☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ASTRONICS CORPORATION
130 Commerce Way
East Aurora, New York 14052
Dear Fellow Shareholders:
It is my pleasure to invite you to the 2025 Astronics Corporation Annual Meeting of Shareholders. The Annual Meeting will be held in person at 3:00 p.m., Pacific Time, on Thursday, May 22, 2025, at Astronics Advanced Electronic Systems Corp. at 12950 Willows Rd. NE, Kirkland, Washington 98034. The attached Notice of 2025 Annual Meeting of Shareholders and Proxy Statement discuss the items scheduled to be voted on by shareholders at the Annual Meeting.
The Securities and Exchange Commission rules allow companies to furnish proxy materials to their shareholders over the Internet. As a result, most of our shareholders will receive in the mail a notice regarding availability of the proxy materials for the Annual Meeting on the Internet instead of paper copies of those materials. The notice contains instructions on how to access the proxy materials over the Internet and instructions on how shareholders can receive paper copies of the proxy materials, including a proxy or voting instruction form. This process expedites shareholders’ receipt of proxy materials and lowers the cost of our Annual Meeting.
The Board of Directors has fixed the close of business on April 2, 2025 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting.
It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend, please sign, date and return the enclosed proxy card in the enclosed postage-paid envelope or vote by telephone or using the Internet as instructed on the enclosed proxy card. If you attend the Annual Meeting, you may vote your shares in person if you wish.
Please vote your shares as soon as possible. This is your Annual Meeting, and your participation is important.

Peter J. Gundermann
Chairman of the Board
East Aurora, New York
April 9, 2025

ASTRONICS CORPORATION
130 Commerce Way East Aurora, New York 14052
NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS
DEAR SHAREHOLDERS:
NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) of Astronics Corporation (the “Company”) will be held in person at Astronics Advanced Electronic Systems Corp. at 12950 Willows Rd. NE, Kirkland, Washington 98034 at 3:00 p.m., Pacific Time, on Thursday, May 22, 2025, to consider and act on the following:
•	To elect nine directors to hold office until the Company’s 2026 Annual Meeting of Shareholders and until their successors have been duly elected and qualified;
•	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2025;
•	To approve an amendment of the Amended and Restated 2017 Long Term Incentive Plan (the “2017 LTIP”) to increase the number of shares available for issuance under the 2017 LTIP; and
•	To act upon and transact such other business as may be properly brought before the Annual Meeting or any adjournment or adjournments thereof.
The Board of Directors has fixed the close of business on Wednesday, April 2, 2025, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record at the close of business on Wednesday, April 2, 2025, will be entitled to vote at the Annual Meeting.
It is important that your shares be represented at the Annual Meeting whether or not you plan to attend. Accordingly, we request that you vote at your earliest convenience. Further instructions are contained in the proxy card.
By Order of the Board of Directors

Julie M. Davis, Secretary
East Aurora, New York
Dated: April 9, 2025
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2025 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 22, 2025:
The proxy materials and 2024 Annual Report to Shareholders are available at http://materials.proxyvote.com/046433 or may be requested by telephone at 1-800-579-1639.

PROXY STATEMENT FOR 2025 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 22, 2025
This Proxy Statement and the form of proxy are furnished to the shareholders of Astronics Corporation, a New York corporation (referred to in this proxy statement as “we,” “us,” “our,” “Astronics” or the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors” or “Board”) for use at the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 22, 2025, at Astronics Advanced Electronic Systems Corp. at 12950 Willows Rd. NE, Kirkland, Washington 98034 at 3:00 p.m. Pacific Time, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. In addition to solicitation by mail, to the extent necessary to ensure sufficient representation at the Annual Meeting, solicitations may be made by personal interview or telecommunication by officers and other regular employees of the Company. The cost of this proxy solicitation will be borne by the Company. It is contemplated that the Notice Regarding the Availability of Proxy Materials will be first sent to shareholders on or about April 9, 2025. The references to the Company’s website throughout this Proxy Statement shall not, and should not, be deemed (i) to incorporate by reference any content on the Company’s website into this Proxy Statement or (ii) to otherwise file such website content with the U.S. Securities and Exchange Commission (“SEC”). The Company’s principal executive offices are located at 130 Commerce Way, East Aurora, New York 14052.
If the proxy is properly executed and returned, and the shareholder specifies a choice on the proxy, the shares represented thereby will be voted (or withheld from voting) in accordance with the instructions contained therein.
If the proxy is executed and returned but no specification is made, the proxy will be voted (i) FOR the election of each of the nominees for director listed below, (ii) FOR the proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025; and (iIi) FOR the approval of the amendment to the Amended and Restated 2017 Long Term Incentive Plan (“2017 LTIP”). The Board of Directors of the Company knows of no business that will be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement. If any other matters are properly presented at the Annual Meeting, the proxy holders will vote the proxies in accordance with their judgment and at their discretion.
VOTING SECURITIES
In order for business to be conducted, a quorum must be present at the Annual Meeting. A quorum is a majority of the outstanding shares of Astronics Common Stock, par value $.01 per share (“Common Stock”), and Astronics Class B Common Stock, par value $.01 per share (“Class B Stock”), combined and entitled to vote at the Annual Meeting, present in person or represented by proxy. Abstentions, broker non-votes and withheld votes will be counted in determining the existence of a quorum at the Annual Meeting. A broker non-vote occurs when a bank, broker or other nominee holding shares for a beneficial owner votes on some matters on the proxy card, but not on others, because the bank, broker or other nominee does not have instructions from the beneficial owner or discretionary authority (or declines to exercise discretionary authority) with respect to those other matters.
Directors will be elected by a plurality of the votes cast at the Annual Meeting, meaning the nine nominees receiving the most votes will be elected. Votes cast FOR the director nominees will count as “yes votes.” WITHHOLD votes and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the outcome of the election of the director nominees.
A majority of the votes cast is required to approve (i) Proposal 2, the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm; and (ii) Proposal 3, the amendment to the 2017 LTIP. Votes may be cast FOR, AGAINST or ABSTAIN on the approval of these proposals. As a result, to be approved, a proposal must receive “For” votes from a majority of the votes cast by the holders of all of the shares of Common Stock and Class B Stock present or represented by proxy at the Annual Meeting and voting on such proposal. Abstentions and broker non-votes are not counted in the number of votes cast and will have no effect on the results of the vote on these proposals.

Proxy cards that are executed and returned without any designated voting direction will be voted in the manner stated on the proxy card.
Brokers may not vote your shares on any “non-routine” matter, such as Proposal 1, the Election of Directors, and Proposal 3, the Amendment to the 2017 LTIP, in the absence of specific voting instructions from you. Only Proposal 2, the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, is a “routine” matter. Please contact your broker directly if you have questions about how to provide such instructions. The execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. A shareholder who executes a proxy may revoke it at any time before it is exercised by giving written notice to the Secretary, by appearing at the Annual Meeting and so stating, or by submitting another duly executed proxy bearing a later date.

MEETING
What matters will be voted on at the Annual Meeting?
At the Annual Meeting, shareholders will vote on three proposals and any other business properly brought before the Annual Meeting:
•	Election of nine nominees to serve on our Board of Directors;
•	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2025; and
•	Approval of the amendment to the 2017 LTIP.
How does the Board recommend I vote on the proposals?
The Board recommends that you vote:
•	FOR each of the nine Board of Directors nominees named in this Proxy Statement;
•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
•	FOR the approval of the amendment to the 2017 LTIP.
Who is entitled to vote?
The Board of Directors has fixed the close of business on Wednesday, April 2, 2025, as the record date for determining the holders of Common Stock and Class B Stock entitled to notice of and to vote at the Annual Meeting.
On April 2, 2025, Astronics Corporation had outstanding and entitled to vote at the Annual Meeting a total of 30,644,196 shares of Common Stock and 4,805,475 shares of Class B Stock.
Each outstanding share of Common Stock is entitled to one vote and each outstanding share of Class B Stock is entitled to 10 votes on all matters to be brought before the Annual Meeting. The Common Stock and Class B Stock vote as a single class on all matters presented at the Annual Meeting.
How do I cast my vote if I am a shareholder of record?
You can cast your vote:
•	in person, by attending the Annual Meeting;
•	via the Internet, by visiting www.proxyvote.com and following the instructions provided on that website; or
•	by mail, if you mark, sign and date the proxy card enclosed with this proxy statement and return it in the postage-paid envelope provided.

How do I cast my vote if I am a beneficial owner of shares held in street name?
If you hold your shares in an account at a broker or other nominee, then you are the beneficial owner of shares held in “street name” and the broker or other nominee is considered to be the stockholder of record. If your shares are held in “street name,” you can cast your vote:
•	in person, by first obtaining a legal proxy from your broker or other nominee and presenting that at the meeting along with valid identification;
•	via the Internet, by visiting www.proxyvote.com and following the instructions provided on that website; or
•	by mail, if you mark, sign and date the voting instruction form and return it in the postage-paid envelope provided by your broker or other nominee.
If I have given a proxy, can I revoke that proxy?
Your presence at the Annual Meeting will not in itself revoke any proxy you may have given. If your shares are held in your own name (i.e., you are the shareholder of record), you may revoke your proxy at any time (to the extent it has not already been voted at the Annual Meeting), but a revocation will not be effective until it is received. Your proxy will be revoked (to the extent it has not already been voted at the Annual Meeting):
•
if you give written notice of the revocation to Astronics Corporation, Attn: Corporate Secretary, Julie Davis, 130 Commerce Way, East Aurora, NY 14052 or give electronic notice to Ms. Davis at julie.davis@astronics.com;

•	if you submit a properly signed proxy with a later date; or
•	by appearing at the Annual Meeting in person and stating that you revoke your proxy.
If your shares are held in street name through a broker, bank or other nominee for your benefit, you should contact that record holder to obtain instructions if you wish to revoke your vote before the Annual Meeting.
How will my proxy be voted?
If you are a registered holder and your proxy is properly executed, returned and received before the Annual Meeting and is not revoked, it will be voted in accordance with your instructions. If you return your signed proxy but do not mark the boxes to show how you wish to vote on a proposal, the shares for which you have given your proxy will, in the absence of your instructions to the contrary, be voted as follows:
•	Proposal 1: “FOR” the election of each of the nine director nominees named in this Proxy Statement to serve on the Company’s Board of Directors;
•	Proposal 2: “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2025;
•	Proposal 3: “FOR” the amendment to the 2017 LTIP; and
•	in the discretion of the appointees named in the proxies on other matters properly brought before the Annual Meeting.
If your shares are held in street name through a broker, bank or other nominee for your benefit and your voting instruction form is properly executed, returned and received before the Annual Meeting and is not revoked, it will be voted in accordance with your instructions. If you have not furnished voting instructions within a specified period before the Annual Meeting, brokerage firms and other nominees may vote their customers’ unvoted shares on “routine” matters but not on “non-routine” matters. “Routine” matters include Proposal 2 (the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm), but do not include Proposal 1 (Election of Directors) or Proposal 3 (Amendment to the 2017 LTIP).
The voting instruction form also grants the proxy holders discretionary authority to vote on any other business that may properly come before the Annual Meeting as well as any procedural matters. As of the date of this proxy statement, the Company is not aware of any other matters that will be presented at the Annual Meeting.

Who can attend the Annual Meeting?
All shareholders of Astronics who owned shares of record on April 2, 2025, may attend the Annual Meeting. If you want to vote in person and you hold Common Stock or Class B Stock in street name (i.e., your shares are held in the name of a brokerage firm, bank or other nominee), you will need to bring a valid photo identification or other satisfactory proof of identification, along with evidence of your Astronics share ownership that can include a notice from your broker, trustee, bank or other nominee regarding the availability of these proxy materials, or a recent account statement from the broker, trustee, bank, or other nominee that holds your shares and confirms your beneficial ownership of those shares as of the April 2, 2025 record date. If you hold stock in street name and want to attend the Annual Meeting but not vote in person at the Annual Meeting, you must bring a legal proxy issued to you by your broker or nominee and valid identification.

PROXY SUMMARY
ENVIRONMENTAL, SOCIAL AND GOVERNANCE HIGHLIGHTS
ENVIRONMENT
Environmental Approach
Astronics is committed to minimizing the impact of its activities on the environment. The Company maintains a variety of formal policies and procedures related to protection of the environment, energy conservation and waste management, as well as general business practices that are part of its culture. These policies and procedures are specific to each subsidiary. In most instances, these policies and practices are embedded in Astronics’ Employee Handbook. Employees must certify - in many cases annually - that they have read and will comply with the Employee Handbook. In fact, Astronics’ PECO facility is a Zero Liquid Discharge facility.
In addition, when considering an acquisition or partnership, the Company embeds questions specific to environmental matters within its due diligence approach. These include claims, policies, certifications and procedures relative to environmental management. Astronics Corporation asks these in an effort to both promote positive environmental policies and practices as well as to minimize any risk when assessing the acquisition candidate.
While Astronics does not currently track environmental metrics on a Company-wide basis, the Company recognizes the value and importance of reducing its impact on the global environment.
Certifications and Training
Astronics Connectivity Systems & Certification Corp. and Astronics Advanced Electronic Systems Corp. have processes that comply with the requirements of IS0 14001, the international standard for effective environmental management.
Most of the Company’s operations maintain formal programs that establish goals and measure progress towards those goals regarding reductions and disposal of hazardous substances, recycling and minimization of power consumption, among other efforts. In those operations that are not IS0 14001 compliant, Astronics believes that it meets or exceeds all applicable environmental laws and regulations by maintaining many initiatives and practices that reduce its impact on the environment. Some examples of these initiatives and practices include policies to reduce paper, policies to reduce single occupancy commuting, replacement of older, less-efficient lighting with energy efficient motion-based LED lighting, active waste recycling, water consumption reduction programs, and providing electric car recharging stations and bicycle storage at its largest operation.
Each subsidiary is expected to conduct both government/regulatory mandated training as well as professional development training, depending upon that subsidiary’s areas of expertise. Specific certifications may be found at each subsidiary’s website: www.astronics.com/subsidiaries.
Vendor Code of Conduct
While Astronics Corporation does not have a separate vendor code of conduct, as part of its contracts, the Company’s Code of Business Conduct and Ethics requires that its vendors adhere to the spirit of its Code of Business Conduct and Ethics (see Social/Human Capital Management). In addition, language to this effect is often included in the Terms and Conditions portion of the Company’s contracts with suppliers and customers. When required as part of an agreement, Astronics Corporation has signed a customer’s code of conduct.

Supply Chain
Astronics strives to maintain the integrity of its supply chain to the best of its ability. Astronics Corporation files Conflict Minerals Disclosure on Form SD to be compliant with SEC rules and regulations. In many instances, the Company also is required to comply with government standards in evaluating and choosing suppliers. Each subsidiary works with its suppliers to determine if legal and regulatory requirements are met.
Conflict Minerals
Astronics believes that it complies with all applicable conflict minerals regulations, including the SEC’s Conflict Minerals Rule and the European Union’s Conflict Minerals Regulation.
Astronics’ Conflict Minerals Policy is to only use tin, tungsten, tantalum, or gold whose source can be traced to scrap/recycled materials or smelters and refiners that are conformant with the Responsible Minerals Initiative’s (RMI) Responsible Minerals Assurance Process (RMAP). Astronics encourages the use of responsibly mined minerals from the Democratic Republic of the Congo and adjoining countries.
To ensure compliance with this policy, Astronics has put in place procedures that conform with the Five-Step Framework for Risk-Based Due Diligence as described in Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas.
Astronics’ standard purchase order terms and conditions require our suppliers to adapt a conflict minerals policy similar to Astronics and to provide Astronics each year with an updated Conflict Minerals Reporting Template (CMRT), the industry-standard reporting form published by the RMI.
A copy of Astronics’ current Form SD may be found on its website at www.astronics.com/about/conflict-minerals.

SOCIAL/ HUMAN CAPITAL MANAGEMENT
Human Capital Management and Corporate Culture
Astronics Corporation greatly values its employees and recognizes that, without them, the Company would not have achieved the success it has accomplished since inception. Astronics strives to provide a positive, supportive work culture with a clear global vision and a collaborative work style. The Company strongly believes that a focus on learning and supporting career development can lead to success. Astronics Corporation regularly earns “best employer” awards.
As it relates to customers, investors, suppliers and partners, the Company is dedicated to conducting business with integrity and responsibility for the greater good. Astronics promotes honest and ethical conduct, compliance with applicable government regulations and accountability by all of its directors, officers and employees. When considering an acquisition or partnership, the Company embeds questions specific to human capital management within its due diligence approach. These questions are in the areas of culture, equal employment opportunity, compliance with governing bodies, ethics, as well as employee benefits. Astronics asks these in an effort to ensure that the acquisition candidate is a positive cultural fit and to minimize any risk when assessing the acquisition candidate.
Relative to collective bargaining agreements, the Company has hourly production employees at PECO who are subject to a collective bargaining agreement. Astronics considers its relations with all of its employees to be good.
The Board’s Role
Astronics Corporation’s Corporate Governance Guidelines outline expectations that the Board establish and promote policies that encourage a positive, supportive work culture.
The Board recognizes that culture is critical to the long-term success of Astronics and its strategy. Therefore, the policies referenced herein apply to the Board as well as to relationships among and between the Board and employees.

Voice of the Employee
The lifeblood of any organization is its employee base. Astronics relies on its individual subsidiaries to regularly gather employee feedback, using the method each subsidiary believes is most appropriate. In some instances that feedback is obtained through “Town Hall” formats; in other instances it is obtained through surveys. However the feedback is collected, the Company expects its managers to solicit and, where applicable, use employee feedback to improve its business practices and working environment.
Inclusion
We are committed to creating an inclusive company in which all of us accept, respect and value one another’s individual differences and encourage different perspectives and ideas. Astronics Corporation has an Equal Employment Opportunity Policy whereby the Company commits to providing equal employment opportunity for all qualified employees and applicants without regard to race, color, sex, sexual orientation, gender identity, religion, national origin, disability, veteran status, age, marital status, pregnancy, genetic information or other legally protected status. This policy is posted on the Astronics Corporation website at https://www.astronics.com/careers.
Certifications and Training
The Board of Directors has adopted a Code of Business Conduct and Ethics that is applicable to the Company’s Chief Executive Officer (CEO) and Chief Financial Officer (CFO) as well as all other directors, officers and employees of the Company. The Company will disclose any amendment to this Code of Business Conduct and Ethics or waiver from a provision of its Code of Business Conduct and Ethics that applies to the Company’s Chief Executive Officer, Chief Financial Officer or Principal Accounting Officer or Controller, including the name of such person to whom the waiver was granted, on its website.
Further, the Company has a policy on Combatting Human Trafficking to ensure that employees, agents and suppliers of the Company do not engage in human trafficking or human trafficking activities.
The Company’s explicit statement regarding not tolerating human trafficking can be found at https://investors.astronics.com/corporate-governance/governance- documents.
Each subsidiary is expected to conduct both government/regulatory mandated training as well as professional development training, depending upon that subsidiary’s areas of expertise. The Company requires all of its employees to certify that they have read and understood the Code of Ethics. Based upon the needs of, and regulations associated with, each of the Company’s businesses, Astronics Corporation requires training for both regulatory and corporate compliance purposes.
Safety and Health
Astronics is committed to the safety of its customers and its employees. Each Astronics operation maintains environmental, health and safety policies that seek to promote the operation of its businesses in a manner that is protective of the health and safety of the public and its employees. Astronics Corporation’s operations offer several health and welfare programs to employees to promote fitness and wellness and to encourage preventative healthcare. In addition, Astronics’ employees are offered a confidential employee assistance program that provides professional counseling to employees and their family members. Also, many of the Company’s operations offer greenspace for employees to use during their breaks.

Policies
It is Astronics’ intention to provide a safe, healthy working environment for its employees, to the extent possible. To achieve this, the Company has created the following policies, all of which are available publicly, as indicated:
•	Code of Business Conduct and Ethics:
https://www.astronics.com/docs/default-source/atro-legal/code-of-ethics
•	Statement on Human Trafficking:
https://investors.astronics.com/corporate-governance/governance-documents
•	Equal Employment Opportunity Policy:
https://www.astronics.com/careers
•	Drug-free workplace statement:
https://www.astronics.com/docs/default-source/atro-legal/code-of-ethics
•	Improper conduct/discrimination/harassment statement:
https://www.astronics.com/docs/default-source/atro-legal/code-of-ethics
•	Health and Safety statement:
https://www.astronics.com/docs/default-source/atro-legal/code-of-ethics
•	Whistleblower (Reporting and Effect of Violations) statement:
https://www.astronics.com/docs/default-source/atro-legal/code-of-ethics
Additional documents and policies may be found at:
https://investors.astronics.com/corporate-governance/governance-documents.
Benefits
Astronics offers a generous benefits program for its employees. The Company provides a drug-free work environment and requires drug screening of all candidates accepting employment.

Awards
Astronics Corporation is proud to have received numerous awards, recognizing both product quality as well as the Company’s ability to provide an excellent work environment.
A few of these awards include: 6th Best Large Company to Work For as part of Washington’s Best 100 Places to Work for 2024 and 2023 by Seattle’s Business Magazine (included in 15 of last
18 years); 2023 Top Workplace Award-The Oregonian;
2023 Top Work Places Award-Orlando Sentinel; 2022 and 2023 Top Workplace Manufacturing (National); 2023 Top Workplace Culture Excellence (National); 2021 America by Design: People’s Choice Award; 2020 Crain’s List: Chicago’s Largest Research and Development Labs; Chicago’s 101 Best and Brightest Companies to Work For (2021- 2024).
Voice of the Customer
Customer feedback is critically important to advancing initiatives and improving service levels. To accomplish this, the Company actively seeks customer feedback on an ongoing basis, relying upon each subsidiary to engage as that business sees fit. Customer feedback mechanisms employed by Astronics subsidiaries routinely include the use of customer “scorecards” as well as soliciting input through ongoing discussions.
Community Engagement
Astronics’ employees participate in numerous community engagement activities. Astronics supports and encourages its employees to be active and participate in local charitable activities and believes that the employee should choose to support the organization which means the most to her/him/them. The Company supports its employees at the subsidiary level, providing them with needed time off and, at times, with matching donations, to engage with the charities of their choice. Those charities have included local food banks, United Way Day of Caring, U.S. Marine Corps Toys for Tots and Midwest Veterans Closet. For more information, please click on each of the Company’s individual subsidiaries at https://www.astronics.com/careers.

INFORMATION SECURITY
Information security is critical to the Company’s operations around the world. We seek to employ industry-leading security practices, while leveraging software and product security engineering to protect our networks, systems and information from cyber threats. Our cybersecurity strategy prioritizes detection, analysis and response to known, anticipated or unexpected cyber threats, effective management of cyber risks, and resilience against cyber incidents. We continuously strive to exceed industry best practices and implement risk-based controls to protect our partners’ and the Company’s information and information systems. In order to protect both commercial and defense-related businesses and support our production operations, the Company has adopted security principles in accordance with the National Institute of Standards and Technology Cybersecurity Framework, contractual requirements and other global standards. The Company conducts regular periodic training of its employees as to the protection of sensitive information which includes security awareness training intended to prevent the success of “phishing” attacks. We also leverage industry and government associations, third-party benchmarking, audits, and threat intelligence feeds, among other things, to seek to ensure the effectiveness of our cybersecurity efforts and proactively allocate resources.
The Company’s Director of Information Technology provides a report to the Board of Directors on an annual basis, or more frequently as needed, with respect to information security activity, security assessments, controls and investments.
The Company has in place a Cyber Risk Liability and Technology Errors and Omissions Insurance policy written by AXA XL for a twelve-month term expiring July 1, 2025. The twelve-month premium was $186,000. The policy has a limit of $5 million in the aggregate and provides coverage related to data breaches and other cyber security measures.

GOVERNANCE
Corporate Responsibility
Astronics Corporation is dedicated to conducting business with integrity and responsibility. The Company promotes honest and ethical conduct, compliance with applicable government regulations and accountability by all of its directors, officers and employees. The Company’s Board has adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics which, in conjunction with Board committee charters, form the framework for its governance and is applicable to its directors and all employees. The Board regularly reviews corporate governance developments and modifies its Corporate Governance Guidelines, committee charters and key policies as warranted. The Company will disclose on its website any amendment to its Code of Business Conduct and Ethics or waiver from a provision of this Code of Business Conduct and Ethics that applies to the Company’s Chief Executive Officer, Chief
Financial Officer or Principal Accounting Officer or Controller, including the name of such person to whom the waiver is granted. Astronics Corporation’s business is conducted by its employees, managers and officers, under the direction of the Chief Executive Officer and the oversight of the Board, to enhance the long-term value of Astronics Corporation for its shareholders. The Board of Directors stands in a fiduciary relation to the Company and, in discharging these fiduciary duties, directors shall act in a manner that they reasonably believe to be in the best long-term interests of the Company, in particular, the interests of the shareholders. The Board recognizes that the interests of the Company and its shareholders are advanced when they take into account the concerns of and the effect of any action upon employees, suppliers, customers, the communities in which operations are established, and other pertinent factors.
Governance Highlights

8 out of 9 directors are independent directors
Fully independent Board Committees
Annual Board member election
Require double-trigger for equity acceleration under employment termination benefit agreements upon a change in control
Maintain a competitive compensation package
Strong lead independent director role and responsibilities
Require stock ownership for the Board of Directors
Annual Board and Board Committee self-evaluations
Strategy and risk oversight by full Board
Board and Board Committees have the right to retain independent outside financial, legal or other advisors
Director “overboarding” limits
Regular executive sessions of independent directors
CEO succession plan

Policies and Charters
Astronics has several policies and charters to guide the conduct and action of the Company’s employees and Board of Directors. Some of the Company’s policies contain sensitive information and are not made public, such as our policies on Social Media and Cybersecurity. Website links for those that are available to the public follow as indicated:
•	Audit Committee Charter:
https://investors.astronics.com/corporate-governance/governance-documents
•	Compensation Committee Charter:
https://investors.astronics.com/corporate-governance/governance- documents
•	Nominating/Governance Committee Charter:
https://investors.astronics.com/corporate-governance/governance-documents
•	Sustainability Committee Charter:
https://investors.astronics.com/corporate-governance/governance-documents
•	Corporate Governance Guidelines:
https://investors.astronics.com/corporate-governance/governance-documents
•	Political contributions statement:
https://www.astronics.com/docs/default-source/atro-legal/code-of-ethics
•	Social media policy
•	Cybersecurity policy; compliant with NIST 800-171

PROPOSAL 1: ELECTION OF DIRECTORS

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES. Nominees for Director Nominated by the Board of Directors for Terms Expiring in 2026

New Board Developments since the 2024 Proxy Statement
On February 6, 2025, the Board of Directors increased the size of the Board from eight to nine directors and appointed Ms. Fay West as a member of the Board of Directors by unanimous consent.
Election of Directors
Astronics Corporation’s By-Laws, as amended, provide that the Board of Directors shall be composed of not less than three nor more than nine persons, as determined by the Board of Directors. Currently, the Board includes nine members, each of whom is elected at each annual meeting of shareholders and who serve for a term of one year or until his or her successor is duly elected and qualified.
Unless instructions to the contrary are received, it is intended that the shares represented by proxies will be voted for the election as Directors of Robert T. Brady, Jeffry D. Frisby, Peter J. Gundermann, Warren C. Johnson, Robert S. Keane, Neil Y. Kim, Mark Moran, Linda G. O’Brien and Fay West, each of whom has been previously elected by Astronics
Corporation shareholders at the 2024 Annual Meeting of Shareholders, other than Ms. West. Ms. West was recommended to the Nominating/Governance Committee for consideration as a director by a non-management director, and the Nominating/Governance Committee subsequently recommended to our Board of Directors Ms. West’s appointment as a director. If any of these nominees should become unavailable for election for any reason, it is intended that the shares represented by the proxies solicited herewith will be voted for such other person as the Board of Directors shall designate. The Board of Directors has no reason to believe that any of these nominees will be unable or unwilling to serve if elected to office.

DIRECTOR NOMINEES
Included in the information below are current directors and/or director nominees of the Company who are presently serving, or have served during the preceding five years, on boards of directors of other publicly traded companies.
Robert T. Brady, 84
Lead Independent Director; Audit (Chair) and Sustainability Committees; Director since 1990
Experience
Robert T. Brady retired in January 2014 as the Chairman of the Board of Moog Inc. (“Moog”), a publicly traded company that is a designer and manufacturer of high-performance motion and control systems for use in aerospace, defense, industrial and medical markets. Mr. Brady was Chief Executive Officer of Moog from 1988 to December 1, 2011, Chairman of the Board from 1996 until his retirement, and a director of Moog from 1984 until January 2014. Prior to joining Moog in 1966, Mr. Brady served as an officer in the U.S. Navy. Mr. Brady received his B.S. in Mechanical Engineering from the Massachusetts Institute of Technology and his M.B.A. from Harvard Business School.
Other Public Board Membership
Director, M&T Bank Corporation (1994 to present)
Skills and Qualifications
Mr. Brady’s past experience as Chairman of Moog and as director of other public companies provides Astronics Corporation with valuable insight into governance trends and metrics. Similarly, Mr. Brady’s experience as the former CEO of Moog has provided him with extensive management experience within the same industry as Astronics Corporation. His institutional knowledge of the aerospace and defense industry provides helpful context in creating the Company’s long-term strategy. In addition, we believe his financial qualifications and ongoing education make him a strong asset to the Audit Committee. We believe these skills and qualifications make Mr. Brady well-qualified to serve on our Board of Directors.
Jeffry D. Frisby, 69
Director; Sustainability (Chair) and Audit Committees; Director since 2016
Experience
Since September 2021, Jeffry D. Frisby has served as the Executive Chairman of PCX Aerostructures, LLC, primarily a supplier of flight critical mechanical systems and assemblies, including rotor heads, landing gear and external fuel tanks. He was President and Chief Executive Officer of PCX Aerostructures, LLC from April 2017 until September 2021. Previously, Mr. Frisby was Chief Executive Officer of Triumph Group, Inc., a publicly traded company that is a global leader in manufacturing and overhauling aerospace structures, systems and components, from July 2012 until April 2015, and its President from July 2009 until April 2015. Mr. Frisby served as Triumph’s Chief Operating Officer from July 2009 to July 2012. Previously, he had been Group President of Triumph Aerospace Systems Group, a group of companies that design, engineer and manufacture a wide range of proprietary and build-to-print components, assemblies and systems for the global aerospace original equipment manufacturers, from April 2003 to July 2009. He also held a variety of other positions within the Triumph Group as well as a predecessor group company, Frisby Aerospace, Inc. Mr. Frisby served as a Director of Triumph Group, Inc. from 2012 to April 2015. Mr. Frisby holds a B.S. in Business from Wake Forest University, Calloway School of Business. Mr. Frisby has over 40 years of Aerospace industry experience.
Other Public Company Board Memberships
Director, Quaker Chemical Corporation (2006 to present)
Skills and Qualifications
Mr. Frisby brings significant aerospace experience spanning nearly 40 years, in addition to deep executive leadership, mergers and acquisitions and manufacturing expertise from his service as President and CEO of PCX Aerostructures as well as at Triumph Group, Inc. Other skills include accounting/finance, financial reporting, industrial marketing, organizational development, global organizations, strategic planning and corporate development. Mr. Frisby brings complementary experience in corporate governance, audit and compensation through his service on the boards of other public and private companies. We believe these skills and qualifications make Mr. Frisby well-qualified to serve on our Board of Directors.

Peter J. Gundermann, 62
Chairman of the Board, Director, President and Chief Executive Officer of the Company; Director since 2001
Experience
Peter J. Gundermann has been a director of Astronics since 2001 and has held the position of President and Chief Executive Officer of the Company since 2003. Mr. Gundermann was named Chairman of the Board in June 2019. Mr. Gundermann had previously served as the President of Astronics’ Aerospace and Defense subsidiaries from 1991 until his appointment as President and Chief Executive Officer of the Company in 2003 and has been with the Company in other capacities since 1988. He holds a B.A. in Applied Mathematics and Economics from Brown University and earned an M.B.A. from Duke University.
Other Public Company Board Membership
Director, Moog Inc. (2009 to present)
Skills and Qualifications
Mr. Gundermann brings his deep institutional knowledge of the aerospace industry and of Astronics Corporation based on his tenure with the Company of more than 35 years. During this time, he has gained experience in the areas of mergers and acquisitions, finance and accounting, manufacturing and logistics, strategy, product development, customer management, and public company processes. We believe these skills and qualifications make Mr. Gundermann well-qualified to serve on our Board of Directors.
Warren C. Johnson, 65
Director, Nominating/Governance and Sustainability Committees; Director since 2016
Experience
Warren C. Johnson served as President of the Aircraft Group for Moog from 2007 until his retirement in 2016. Mr. Johnson was Vice President and General Manager of Moog’s Aircraft Group from 1999 to 2007 and prior to that served as Chief Engineer and Military Aircraft Product Line Manager of the Moog Aircraft Group. Mr. Johnson holds a B.S. and M.S. in Mechanical Engineering from The Ohio State University. In 2004, Mr. Johnson completed a Sloan Fellows M.B.A. at the Massachusetts Institute of Technology.
Skills and Qualifications
Mr. Johnson brings noteworthy aerospace experience from his 33-year career at Moog Inc., a worldwide manufacturer of high performance motion and control systems for use in aerospace, defense, industrial and medical markets, including leading Moog’s efforts to streamline aerospace product development cycle time and lean activities. His experience includes global operations as well as evaluating and integrating acquisition candidates. We believe these skills and qualifications make Mr. Johnson well-qualified to serve on our Board of Directors.

Robert S. Keane, 62
Director, Compensation and Nominating/Governance Committees; Director since 2019
Experience
Robert S. Keane has served as President and Chief Executive Officer of Cimpress plc (“Cimpress”) since he founded Cimpress in January 1995 and as Chairman of Cimpress’s Board of Directors since November 2018. Mr. Keane previously served as Chairman of Cimpress’s former Management Board from September 2009 to November 2018 and as the Chairman of its Board of Directors from January 1995 to August 2009. From 1988 to 1994, Mr. Keane was an executive at Flex-Key Corporation, a former subsidiary of Astronics Corporation. Mr. Keane earned his B.A. in Economics from Harvard College and his M.B.A. from INSEAD (France).
Other Public Company Board Membership
Chairman, Cimpress plc (1995 to present)
Skills and Qualifications
Mr. Keane has extensive experience leading complex, global operations. He has a strong track record of growing successful companies both organically and by acquisition and is very experienced with public company processes. His previous experience with Astronics early in his career gives him a unique insight into the history and culture of the Company. We believe these skills and qualifications make Mr. Keane well-qualified to serve on our Board of Directors.
Neil Y. Kim, 66
Director, Compensation (Chair) and Audit Committees; Director since 2016
Experience
Neil Kim served as Chief Technology Officer and Executive Vice President of Marvell Technology Group Ltd. from April 2017 until his retirement in May 2019. From 2000 to 2016, he was with Broadcom Corporation (“Broadcom”), a global leader and innovator in semiconductor solutions for AI infrastructure, and wired and wireless communications. He served as Broadcom’s Executive Vice President of Operations and Central Engineering and held broad responsibilities including corporate research and development, global operations and corporate procurement. Prior to Broadcom, Mr. Kim held a variety of senior management and technical research and development engineering positions with Western Digital Corporation. Mr. Kim has significant management and high technology experience spanning over 35 years. He is on the board of Veevx, a privately held semiconductor startup company. He previously served as a member of the Board of Directors for the Global Semiconductor Alliance, Silicon Laboratories Inc., Signetics Korea and Korea Circuit Co. LTD. Mr. Kim is named as an inventor on 33 patents. He received a B.S. in Electrical Engineering and Computer Science from the University of California, Berkeley.
Skills and Qualifications
Mr. Kim brings deep expertise in global operations, supply chain and manufacturing, as well as executive leadership. In addition to his public and private company Board experience, Mr. Kim has significant experience working for and with global organizations and in identifying, executing and integrating acquisitions. We believe these skills and qualifications make Mr. Kim well-qualified to serve on our Board of Directors.

Mark Moran, 69
Director, Nominating/Governance (Chair) and Compensation Committees; Director since 2018
Experience
Mark Moran served as the Chief Operations Officer of Continental Airlines prior to his retirement in 2012. He spent 17 years with Continental prior to its acquisition by United Airlines. During his tenure, which included eight years as the head of Operations, Continental grew to the fifth largest US airline with 2,600 daily flights to over 260 airports. Since his retirement from Continental, Mr. Moran has served as an independent aviation consultant to several multinational OEMs and Tier 1 suppliers to OEMs. Prior to Continental, Mr. Moran served ten years with USAir/Piedmont, and before that, five years with Boeing Corporation. He is a graduate of Marquette University, where he earned a B.S. in Engineering.
Skills and Qualifications
Mr. Moran brings strong aerospace experience to the Board due to his career in the commercial airline industry. His perspective as a customer is a unique contribution to our deliberations. The Company is increasingly involved with promoting its products directly to operators, and his in-depth knowledge of airline operations and priorities complements the perspectives of others in the group. We believe these skills and qualifications make Mr. Moran well-qualified to serve on our Board of Directors.
Linda G. O’Brien, 61
Director, Compensation and Nominating/Governance Committees; Director since 2023
Experience
Linda G. O’Brien has served as Vice President and Chief Engineer-Aeronautics of Lockheed Martin Aeronautics since September 2021. She was originally employed by Lockheed/General Dynamics from 1986 to 2006, rejoining Lockheed Martin Aeronautics in 2016. At Lockheed, Ms. O’Brien held a variety of positions before assuming her current role, including Program Management Director and Deputy Vice President of ISR and Unmanned Systems (June 2019 to September 2021), Engineering Director-Deputy to the Vice President of Engineering and Technology (February 2018 to May 2019) and Engineering Director-Chief Engineer of Advanced Pilot Training (April 2016 to February 2018). Prior to Lockheed, Ms. O’Brien was a Senior Program Manager at Sikorsky Aircraft Company and Director of Commercial Programs for Bell Helicopter Textron. Ms. O’Brien holds a B.S. in Mechanical Engineering from the University of Tennessee, a M.S. in Mechanical Engineering from Southern Methodist University and an M.B.A. from Texas Christian University.
Skills and Qualifications
Ms. O’Brien brings over 35 years of strong technical and aerospace industry experience to the Board. Her perspective as an engineer is a unique contribution to our deliberations and complements the perspectives of others in the group. We believe these skills and qualifications make Ms. O’Brien well-qualified to serve on our Board of Directors.

Fay West, 56
Director; Director since 2025
Experience
Ms. West has served as Senior Vice President and Chief Financial Officer of Tennant Company (“Tennant”), a publicly traded company focusing on manual and autonomous mechanized cleaning equipment since April 2021. Prior to joining Tennant, Ms. West served as Senior Vice President and Chief Financial Officer of SunCoke Energy, Inc. (“SunCoke”), the largest independent producer of coke in North America, from October 2014 until April 2021. Ms. West previously held various financial and leadership positions within the SunCoke organization. Prior to joining SunCoke, Ms. West was Assistant Controller at United Continental Holdings, Inc., an airline holding company, from April 2010 to January 2011. Ms. West is a former certified public accountant and holds a bachelor’s degree in Accounting from DePaul University.
Other Public Company Board Membership
Director, Quaker Chemical Corporation (2016 to present)
Skills and Qualifications
Ms. West has extensive experience in accounting, financial reporting, risk assessment and mergers, acquisitions and divestitures. We believe her perspective as a CFO of a public company provides valuable expertise and perspective as the Company continues driving growth and innovation in the aerospace industry. We believe these skills and qualifications make Ms. West well-qualified to serve on our Board of Directors.

BOARD MATTERS
Board of Directors Independence
Pursuant to the listing standards of the Nasdaq Stock Market LLC (“Nasdaq”), a majority of the Directors are required to be independent, as that term is defined by applicable laws and regulations and in the Nasdaq listing standards. A Director will be considered independent only if the Board has affirmatively determined that the Director has no material relationship with Astronics, either directly or as a partner, shareholder or officer of an organization that has a relationship with Astronics that, based on the requirements of applicable laws and regulations and the Nasdaq listing standard, would impair his or her independent judgment. Under the terms of the Company’s Corporate Governance Guidelines, not more than three individuals who fail to be determined to be independent Directors shall serve on the Board at any one time, provided, however, that this limitation on the number of non-independent directors shall not require a Director to resign or retire from the Board prior to the expiration of a term to which he or she was duly elected by the shareholders so long as the Board then has a majority of independent Directors.
The Board annually reviews all commercial and charitable relationships of Directors to determine if there is a material relationship that would preclude the Board from making an affirmative determination that an individual Director is independent. To facilitate this review, each non-employee Director annually provides information regarding that Director’s business and other relationships with Astronics, its affiliates and senior management to enable the Board to evaluate the Director’s independence.
The Board of Directors has determined that each of its current directors, except for Mr. Gundermann, is independent within the meaning of the Nasdaq director independence standards as currently in effect. In addition, each member of the Audit Committee, the Compensation Committee, the Nominating/Governance Committee and the Sustainability Committee is independent.
Board of Directors Ethics and Commitment
Directors shall possess the highest personal and professional ethics and integrity, and, in performance of their duties as directors, shall represent the long-term interests of the shareholders. The Board believes that its membership should reflect a diversity of experiences, backgrounds, competencies and skillsets. Directors are selected on the basis of experience and personal capacities, including experience in industries similar to Astronics Corporation’s, managerial or other leadership experience; business acumen or particular expertise, business development experience, strategic capability, independence of judgment; familiarity with corporate governance, risk assessment and the responsibilities of directors; standing and reputation as a person of integrity; the potential contribution of each individual to the diversity of backgrounds, experience and competencies which the Nominating/Governance Committee desires to have represented and ability to work constructively with the CEO and the Board.
Directors must devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serving on the Board for an extended period of time. Directors are expected to inform the Chairman if there is any significant change in their personal circumstances, including a change in their principal job responsibilities. Directors are expected to attend meetings of the Board and Board Committees on which they serve, except for good reason, and be prepared.
Board of Directors Meetings and Standing Committees
The Board of Directors and its Committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time as appropriate. All directors are expected to attend each meeting of the Board of Directors and the committees on which such director serves, and are also invited, but not required, to attend the Annual Meeting. During the year ended December 31, 2024, the Board of Directors held seven meetings. Each director attended at least 75% of the total aggregate number of meetings of the Board of Directors and the Board Committees on which such director served in 2024. Mr. Gundermann attended the Annual Meeting in 2024.

Audit Committee
The Audit Committee consists of Messrs. Brady (Chair), Frisby and Kim, each of whom is independent within the meaning of both the Nasdaq director independence standards as currently in effect and SEC rules and regulations. The Board of Directors has determined that Messrs. Brady and Frisby each qualifies as an “audit committee financial expert,” as defined under federal securities laws. Information regarding the functions performed by the Audit Committee is set forth in the “Report of the Audit Committee” included in this Proxy Statement.
The Audit Committee held five meetings in 2024. The Audit Committee is governed by a written charter approved by the Board of Directors that is posted on the “Corporate Governance” section of the Company’s website at https://investors.astronics.com/corporate-governance.
Effective as of the date of the Annual Meeting, the Audit Committee will consist of Messrs. Brady (Chair), Frisby and Kim, and Ms. West.
Compensation Committee
The Compensation Committee consists of Messrs. Kim (Chair), Keane and Moran, and Ms. O’Brien, each of whom is independent within the meaning of the Nasdaq director independence standards as currently in effect. The Compensation Committee is responsible for reviewing and approving compensation levels for the Company’s executive officers and reviewing and making recommendations to the Board of Directors with respect to other matters relating to the compensation practices of the Company. In appropriate circumstances, the Compensation Committee considers the recommendations of the Company’s Chief Executive Officer with respect to reviewing and approving compensation levels for other executive officers. The Compensation Committee does not use outside compensation consultants on a regular basis. The Compensation Committee may consult broad-based, third-party survey data to obtain a general understanding of current compensation practices of companies of similar size and industry in which the Company competes for employees.
The Compensation Committee held six meetings in 2024. The Compensation Committee is governed by a written charter approved by the Board of Directors that is posted on the “Corporate Governance” section of the Company’s website at https://investors.astronics.com/corporate-governance.
Nominating/Governance Committee
The Nominating/Governance Committee consists of Messrs. Moran (Chair), Keane and Johnson and Ms. O’Brien, each of whom is independent within the meaning of the Nasdaq director independence standards as currently in effect. The Nominating/Governance Committee is responsible for evaluating and selecting candidates for the Board of Directors and addressing and overseeing corporate governance matters on behalf of the Board of Directors.
In performing its duties to recommend nominees for the Board of Directors, the Nominating/Governance Committee seeks director candidates with the following qualifications, at minimum: high character and integrity; substantial life or work experience that is of particular relevance to the Company; sufficient time available to devote to his or her duties; and ability and willingness to represent the interests of all shareholders rather than any special interest group. The Nominating/Governance Committee may use third-party search firms to identify Board of Director candidates. It also relies upon recommendations from a wide variety of its contacts, including current executive officers, directors, community leaders and shareholders, as a source for potential candidates.
Shareholders wishing to submit or nominate candidates for election to the Board of Directors must supply information in writing regarding the candidate to the Nominating/Governance
Committee at the Company’s principal executive offices located at 130 Commerce Way, East Aurora, New York 14052. This information should include the candidate’s name, biographical data and qualifications. Generally, the Nominating/Governance Committee will conduct a process of making a preliminary assessment of each proposed nominee based upon biographical data and qualifications. This information is evaluated against the criteria described above and the specific needs of the Company at the time. Additional information regarding proposed nominees may be requested. On the basis of the information gathered in this process, the Nominating/Governance Committee determines which nominees to recommend to the Board of Directors. The Nominating/Governance Committee uses the same practice for evaluating all nominees, regardless of the source of the recommendation. Please see the information under the heading “Proposals of Shareholders for the 2026 Annual Meeting” below for more details.
The Nominating/Governance Committee held four meetings in 2024. The Nominating/Governance Committee is governed by a written charter that is posted on the “Corporate Governance” section of the Company’s website at https://investors.astronics.com/corporate-governance.

Sustainability Committee
The Sustainability Committee consists of Messrs. Frisby (Chair), Brady and Johnson. The Sustainability Committee assists the Board in its assessment and evaluation of the Company’s sustainability programs and initiatives pertaining to the Company’s business, operations and employees. The Sustainability Committee monitors and evaluates the Company’s approach to sustainability and assists in the integration of sustainability planning into the Company’s business planning and strategy.
The Sustainability Committee held two meetings in 2024. The Sustainability Committee is governed by a written charter that is posted on the “Corporate Governance” section of the Company’s website at https://investors.astronics.com/corporate-governance.
Effective as of the date of the Annual Meeting, the Sustainability Committee will consist of Messrs. Frisby (Chair), Brady and Johnson and Ms. West.
Executive Sessions of the Board
Independent directors meet regularly in executive sessions. Non-management directors are all those directors who are not Company employees and includes directors, if any, who are not independent as determined by the Board of Directors. The Company’s non-management directors consist of all of its current directors except Mr. Gundermann. An executive session of the Company’s non-management directors is generally held in conjunction with each regularly scheduled Board of Directors meeting. Additional executive sessions may be called at the request of the Board of Directors, the Lead Independent Director or the non-management directors.
Role of the Lead Independent Director
In addition to the Chairman, the Board has a Lead Independent Director. Mr. Brady has served in this role since February 2020. The principal role of the Lead Independent Director is to serve as liaison between the Chairman and CEO and the Directors. The specific responsibilities of the Lead Independent Director are, among others, to:
•	collaborate with the Chairman and CEO to ensure the appropriate flow of information to the Board;
•	consult with the Chairman and CEO regarding Board agenda items;
•
coordinate and develop the agenda for and preside at executive sessions and sessions of the Board’s independent Directors, and as appropriate, communicate to the Chairman and CEO on the substance of the discussions;

•	in the absence of the Chairman, act as Chair of meetings of the Board;
•	recommend, when necessary, special meetings of the Board; and
•	act as principal liaison between the Directors and the Chairman and CEO on sensitive issues.
The agenda for each Board meeting shall be established by the Chairman and the Lead Independent Director, and any Director may request items to be included on the agenda. Ample time is scheduled for each Board meeting to assure full discussion of important matters whether included on the agenda or not. Agendas always include financial and operating reports in addition to other reports, such as business unit and subject matter presentations, that could enhance a Director’s perspective and knowledge on various matters. Agenda and meeting materials are distributed in advance of Board and Board Committee meetings, and each Director has a duty to review the materials prior to the meeting.

Board Refreshment and Experience
The Board is committed to continuous improvement and employs a rigorous process to ensure that the composition of the Board is diverse, balanced and aligned with the evolving needs of the Company. The Board assesses the diversity of the directors’ experience, expertise, perspective, tenure and age, among other attributes, to ensure it has an appropriate mix of skills and experience to fulfill its oversight obligations.
The Board also considers the Company’s long-term strategy when evaluating which specific skills and experience are required and weighs those skills when evaluating the current and potential directors. As part of the evaluation of the directors’ skills and experience, the Board reviews a director skillset chart which identifies expertise, experience and other characteristics that contribute to an effective and well- functioning board. The skills and qualifications for each current Director may be found within their biographies on pages 14 to 18.
Annual Board Evaluation Process
The Board and each of the Board Committees performs annual self-evaluations. The Nominating/Governance Committee develops and conducts the Board evaluation and ensures that each of the Board Committees conducts its own self-evaluation. The Board of Directors then reviews this feedback and makes improvements, as necessary.
Limit on Other Directorships
Directors who also serve as CEOs or in equivalent positions should not serve on more than two boards of public companies in addition to the Board, and other directors should not serve on more than four other boards of public companies in addition to the Board. Membership on additional public company boards beyond the limits specified above by a director for exceptional reasons requires approval by the Nominating/Governance Committee or its chairperson. Directors are expected to notify the Nominating/Governance
Committee in writing before accepting election or appointment to any public company board on which they did not serve when appointed to the Astronics Board.
The Board does not believe that arbitrary term limits on directors’ service are appropriate, nor does it believe that directors should expect to be renominated annually. The Board self-evaluation process described above is an important determinant for Board tenure.
Board Interaction with Shareholders
Although the Company does not have a formal policy regarding communications with the Board of Directors, shareholders may communicate with the Board of Directors by writing to: Board of Directors, Astronics Corporation, 130 Commerce Way, East Aurora, New York 14052, Attn: Corporate Secretary, Julie Davis. Shareholders who would like their submission directed to a particular director may so specify and the communication will be forwarded, as appropriate. The Board believes that management should speak for the Company. Accordingly, each Director may refer all inquiries from shareholders, analysts, the press or customers to the CEO.
Shareholder Director Nominations
A shareholder entitled to vote in the election of Directors, may nominate a candidate for the Board of Directors only if written notice of the shareholder’s intent to do so has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company and received by the Company with respect to an election to be held at an Annual Meeting of shareholders, not later than sixty (60) nor more than ninety (90) days prior to the first anniversary of the preceding year’s Annual Meeting (or, if the date of the Annual Meeting is changed by more than twenty (20) days from such anniversary date, within ten (10) days after the date the Company mails or otherwise give notice of the date of such Annual Meeting), and (b) with respect to an election to be held at a special meeting of shareholders called for that purpose, not later than the close of business on the tenth (10th) day following the date on which notice of the special meeting was first mailed to the shareholders of the Company.
Each shareholder’s notice of intent to make a nomination shall set forth: (i) the name(s) and address(es) of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder (a) is a holder of record of stock of the Company entitled to vote at such Annual Meeting, (b) will continue to hold such stock through the date on which the Annual Meeting is held, and (c) intends to appear in person or by proxy at the Annual Meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated under Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as now in effect or hereafter modified, had the nominee been nominated by the Board of Directors; and (v) consent of each nominee to serve as a director of the Company if so elected. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the qualifications of such person to serve as a director. No person shall be eligible for election as a director unless nominated (i) by a shareholder in accordance with the foregoing procedure or (ii) by the Board of Directors or a committee designated by the Board of Directors.
Board Oversight of Risk
The Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk management is to understand the specific risks the Company faces and what mitigating steps are being taken, while balancing what is an appropriate level of risk for the Company. The involvement of the full Board of Directors in setting and overseeing business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company. On a regular basis, senior leaders of the Company are invited to present to the Board of Directors on each business of the Company. These presentations discuss opportunities as well as risks and mitigating actions. On an ongoing basis, the Company relies on its business leaders to identify and mitigate risks wherever possible.
While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have oversight responsibility for specific areas of risk management. In particular, the Audit Committee focuses on financial risk, including internal controls over financial reporting, as well as compliance risk. In addition, in setting compensation, the Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy. The Sustainability Committee oversees the Company’s sustainability programs and assists in the integration of sustainability planning into the Company’s risk management process. The Company maintains a cybersecurity policy as well as complaint procedures for accounting and auditing matters, the latter of which may be found on the Corporate Governance section of the Company’s website.
Board Leadership Structure and Size
At present, the Board has determined that combining the roles of the Chief Executive Officer and Chairman is in the best interests of the Company. In addition to the Chairman, the Board has a Lead Independent Director who has substantial and significant responsibility on Board matters. The Board is free to reconsider the combination of Chief Executive Officer and Chairman roles in the future and may decide to do so if conditions change. The Board believes that a size of 7 to 9 members is appropriate for the Company in light of its size and complexity of its business. The Board proposes a slate of director nominees to the shareholders annually for election to the Board. Shareholders may also propose director nominees for consideration by the Nominating/Governance Committee by submitting the names and supporting information according to the deadlines set forth in the Company’s proxy statement for its most recent Annual Meeting to: Secretary, Astronics Corporation, 130 Commerce Way, East Aurora, New York 14052. Between annual shareholder meetings, the Board may appoint directors to fill vacancies or otherwise to serve until the next annual shareholder meeting.

CEO Succession
Among its duties, the Board plans for the succession of the CEO. To assist the Board, the CEO provides an annual succession planning summary to the Board and advises the Board of his recommendations and evaluations of potential successors. The
Compensation Committee provides assessment and feedback by the Board of Directors to the CEO on the strategic leadership, development, and internal and external representation of the Company.
Board Interaction with Management
The Board believes that the primary and most constructive interaction with management is through the normal process of scheduled Board and Board Committee meetings, whether they be on regular business or special matters, at which any discussions can best be informed by the collective and varied knowledge and experience of Directors and management. The Board also recognizes, however, that matters of integrity and corporate conduct, were they to arise, may call for direct access to senior management. As is judicious under these circumstances, independent directors are free to contact executive officers and other senior managers of the Company without senior corporate management present. As noted above in the discussion under the heading “Board Oversight of Risk,” members of senior management are invited on a regular basis to present to the Board of Directors on each business of the Company. In this manner, the Board becomes familiar with leadership beyond the CEO and CFO.
Directors’ and Officers’ Indemnification Insurance
The Company has in place Directors’ and Officers’ Liability Insurance policies underwritten by the Chubb Group, AXA XL, AIG, Westfield, Sompo, C.N.A. and Zurich for a twelve-month term expiring July 1, 2025. The twelve-month premium was $635,703. The policies have limits of $55 million in the aggregate and provide indemnification benefits and the payment of expenses in actions instituted against any director or officer of the Company for claimed liability arising out of their conduct in such capacities.
Board Composition
The Nominating/Governance Committee is responsible for developing the general criteria, subject to approval of the Board of Directors, for use in identifying, evaluating and selecting qualified candidates for election or re-election to the Board. The Nominating/Governance Committee periodically reviews the appropriate skills and characteristics required of the Board members in the context of the current composition of the Board. The Nominating/Governance Committee, in recommending candidates to the Board, seeks to create a Board that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge, corporate governance and global markets. When the Nominating/Governance Committee reviews a potential new candidate, it looks specifically at the candidate’s qualifications in light of the needs of the Board and the Company at that time, given the attributes of the existing Directors. In identifying candidates for director, the Board of
Directors takes into account:
•
the comments and recommendations of members regarding the qualifications and effectiveness of the existing Board of Directors or additional qualifications that may be required when selecting new board members;

•	the requisite expertise and the diversity of competencies, skillsets and backgrounds of the Board of Directors’ overall membership composition;
•	the independence of outside directors and other possible conflicts of interest of existing and potential members of the Board of Directors; and
•	all other factors it considers appropriate.

In determining whether to renominate the current slate of Directors, the Board of Directors focused primarily on the information discussed in each of the directors’ individual biographies set forth elsewhere in this Proxy Statement. In particular, with regard to Ms. O’Brien and Messrs. Brady, Frisby, Johnson and Moran, the Board of Directors considered their significant experience, expertise and background with regard to the aerospace industry. With regard to Messrs. Kim and Keane, the Board of Directors considered their technical knowledge, significant mergers and acquisition experience, and expertise with complex, multinational organizations. With regard to Ms. West, the Board of Directors considered her expertise in financial management, strategic planning and operational leadership. The Board of Directors also considered the more than 35 years of experience with the Company represented by Mr. Gundermann, the Company’s Chairman of the Board and Chief Executive Officer. The demographic background of our directors includes ethnicity (two directors) and gender (two directors). Our Board of Directors believes that the current composition of the Board of Directors as a whole reflects an appropriate mix of tenure, skill sets, backgrounds and perspectives, experience and qualifications that are relevant to the Company’s business strategy and governance.
COMPENSATION OF DIRECTORS

Name	Fees Earned or Paid in Cash	Restricted Stock Unit Awards(4)	Total
Robert T. Brady(1)	$80,000	$120,003	$200,003
Jeffry D. Frisby(1)	$80,000	$120,003	$200,003
Peter J. Gundermann(2)	—	—	—
Warren C. Johnson(1)	$80,000	$120,003	$200,003
Robert S. Keane(1)	$80,000	$120,003	$200,003
Neil Kim(1)	$80,000	$120,003	$200,003
Mark Moran(1)	$80,000	$120,003	$200,003
Linda O’Brien(1)	$80,000	$120,003	$200,003
Fay West(3)	—	—	—

(1)
In 2024, Ms. O’Brien and each of Messrs. Brady, Frisby, Johnson, Keane, Kim and Moran were awarded 6,346 restricted stock units under the 2017 LTIP. Each restricted stock unit represents the right to receive, at settlement, one share of Common Stock. The restricted stock units issued to Ms. O’Brien and Messrs. Brady, Frisby, Johnson, Keane, Kim and Moran vested in full six months from the grant date on August 22, 2024, on which date Ms. O’Brien and each of Messrs. Brady, Frisby, Johnson, Keane, Kim and Moran were issued 6,346 shares of Common Stock. At December 31, 2024, Messrs. Brady, Frisby, Johnson and Kim had options to purchase 15,000; 8,000; 8,000 and 8,000 shares of Common Stock, respectively, and 4,053; 1,200; 1,200 and 1,200 shares of Class B Stock, respectively. The exercise price is 100% of the fair market value on date of grant. As of December 31, 2024, Messrs. Keane and Moran and Ms. O’Brien did not have any options to purchase shares of Common Stock or Class B Stock.

(2)	Mr. Gundermann receives no separate compensation for his service as a director of the Company.
(3)
Ms. West did not join the Board until February 2025 and thus did not receive any compensation in 2024. At December 31, 2024, Ms. West did not have any options to purchase shares of Common Stock or Class B Stock.

(4)
The total fair value of the award is determined under generally accepted accounting principles used to calculate the value of equity awards for purposes of the Company’s financial statements as described in Note 16 to the audited financial statements in Astronics Corporation’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 5, 2025. The amounts do not reflect the actual amounts realized by the director.

Compensation Committee Interlocks and Insider Participation
Except as described below, none of our Compensation Committee members was an officer or employee of the Company during 2024, has formerly been an officer of the Company, or has or had during 2024 any related party transaction relationship with the Company of a type that is required to be disclosed under Item 404 of Regulation S-K. None of our executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board or Compensation Committee during 2024.
Mr. Keane was an executive at Flex-Key Corporation, a former subsidiary of Astronics, from 1988 to 1994.
Board of Directors Stock Ownership Requirement
The Board believes that, in order to align the interests of the directors and shareholders, directors should have a significant financial stake in the Company. The Corporate Governance Guidelines adopted by the Board in December 2019, as amended on February 26, 2021, provide that within four years of joining the Board or within four years of adoption of the Guidelines, whichever is later, each non-employee director is expected to accumulate and maintain ownership of at least the number of shares equal to 400% of the annual cash retainer for the applicable calendar year, divided by the average of the closing price of a share of Common Stock for the previous calendar year. Outstanding equity awards are not included in the calculation of stock ownership for purposes of the calculation under the Corporate Governance Guidelines. Each non-employee director was in compliance with the director stock ownership requirements in the Corporate Governance Guidelines as of December 31, 2024.
Equity Awards
The Company’s 2017 LTIP authorizes it to grant stock options, stock appreciation rights, restricted stock, restricted stock units (“RSUs”) and stock bonuses to non-employee directors of the Company. The Compensation Committee has authority to grant awards under the 2017 LTIP. The Nominating/Governance Committee makes recommendations to the Compensation Committee as to equity grants for directors and awards are granted by the Board. The Nominating/Governance Committee reviews and approves equity awards to directors based upon a review of competitive compensation data. Awards to non-employee directors of stock options, stock appreciation rights and restricted stock units may not vest sooner than six months from the date of grant, except in certain circumstances such as death, disability or retirement. Recipients of RSUs may not sell or otherwise dispose of the shares issued upon settlement of RSUs until six months following the date of issuance of such shares.
On February 22, 2024, Ms. O’Brien and each of Messrs. Brady, Frisby, Johnson, Keane, Kim and Moran were awarded 6,346 RSUs. Each RSU represents the right to receive, at settlement, one share of Common Stock. The RSUs issued to Ms. O’Brien and each of Messrs. Brady, Frisby, Johnson, Keane, Kim and Moran vested in full six months from the grant date on August 22, 2024, on which date Ms. O’Brien and each of Messrs. Brady, Frisby, Johnson, Keane, Kim and Moran were issued 6,346 shares of Common Stock. Shares issued in settlement of RSUs are subject to a minimum holding period of six months following the date of issuance.
As of April 2, 2025, the non-employee directors as a class hold 1.1% of the outstanding Common Stock and 16.6% of the outstanding Class B Stock of the Company. We believe this aligns the Board’s interests with shareholder interests. See “Security Ownership of Certain Beneficial Owners and Management” on page 61.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

The Audit Committee, with the approval of the Board of Directors, has selected Ernst & Young LLP as the Company’s independent registered public accounting firm, to act as auditors of Astronics Corporation for the fiscal year ending December 31, 2025. All services provided on the Company’s behalf by Ernst & Young LLP during 2024 and 2023 were approved in advance by the Audit Committee.
While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of our independent registered public accounting firm, the Board of Directors believes, as a matter of good governance, that it is advisable to give shareholders an opportunity to ratify this selection. If this proposal is not approved by our shareholders at the Annual Meeting, the Audit Committee may reconsider its selection of Ernst & Young LLP. Even if the selection is ratified by our shareholders, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.
Representatives of Ernst & Young LLP are expected to attend the Annual Meeting and will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.
Audit and Non-Audit Fees. The following table sets forth the fees billed to the Company for the last two years by the Company’s independent auditors, Ernst & Young LLP:

	2024	2023
Audit	$1,824,167	$1,722,027
Audit-related	—	—
Tax	—	$12,875
All Other	$7,830(1)	$5,489(1)

(1)	Includes a subscription to EY Atlas Online Subscription.
The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee may delegate to an Audit Committee member the authority to approve permitted services provided that the delegated member reports any decisions to the Committee at its next scheduled meeting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 5, 2025, with management and the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
As of the date of this report, the Audit Committee is comprised of the directors named below, each of whom is independent as defined under applicable SEC rules and regulations and Nasdaq listing standards currently in effect. In addition, pursuant to the requirements of Section 407 of the Sarbanes-Oxley Act of 2002, the Board of Directors has determined that it has more than one “audit committee financial expert” as defined under federal securities laws serving on its Audit Committee.
The Audit Committee operates under a written charter which includes provisions requiring that the Audit Committee approve in advance all audit and non-audit services to be provided by independent public accountants.
The Audit Committee reviewed and discussed with management and Ernst & Young LLP, the Company’s independent registered public accounting firm, the Company’s audited consolidated financial statements for the year ended December 31, 2024. In addition, the Audit Committee discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
The Audit Committee has received the written disclosures and the letter from the independent accountant required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.
Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K, for the year ended December 31, 2024, for filing with the SEC.

Robert T. Brady, Chairman Jeffry D. Frisby Neil Kim

In accordance with and to the extent permitted by applicable law or regulation, the information contained in the Report of Audit Committee of Astronics Corporation shall not be incorporated by reference into any future filing under the
Securities Act of 1933, as amended, or the Exchange Act and shall not be deemed to be “soliciting material” or to be “filed” with the SEC under the Securities Act or the Exchange Act.

PROPOSAL 3: AMENDMENT TO THE AMENDED AND RESTATED 2017 LONG TERM INCENTIVE PLAN

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT TO THE AMENDED AND RESTATED 2017 LONG TERM INCENTIVE PLAN.

Summary
On February 28, 2025, the Board approved an amendment (the “Amendment”) to the Amended and Restated 2017 Long Term Incentive Plan (the “Restated Plan”), subject to shareholder approval at the Annual Meeting. The only change to the Restated Plan to be effected through the Amendment is to increase the number of shares of Common Stock and Class B Stock (referred to in this Proposal 3 collectively as “shares”) with respect to which awards may be issued under the Restated Plan from 3,144,774 to 3,794,774, an increase of 650,000 shares. All other terms and provisions of the Restated Plan will remain unchanged.
The Board is requesting this vote by shareholders to approve the increase of an additional 650,000 shares to be available for issuance under the Restated Plan, which would result in an aggregate of 3,794,774 shares available for issuance under the Restated Plan.
The 3,794,774 share amount includes 36,710 shares available for issuance as awards under the Restated Plan as of April 2, 2025, plus an additional 650,000 shares, which will result in approximately 686,710 shares available for awards under the Restated Plan if the Amendment is approved. The Board expects that, under the proposed equity compensation strategy, the Restated Plan, as amended by the Amendment, will enable the Company to meet its equity compensation needs for the next two years, at which time the Restated Plan will expire.
A copy of the Amendment is attached as Exhibit A to this Proxy Statement.
Recent Shareholder Approval Requests
At the 2021 Annual Meeting of Shareholders, the Board of Directors requested and received shareholder approval for an amendment and restatement of the 2017 Long Term Incentive Plan, which provided for (i) an increase of 1,387,734 shares that may be issued as awards under the 2017 Long Term Incentive Plan and (ii) an increase in the annual limit on stock options or stock appreciation rights that may be awarded to any one employee from 100,000 to 200,000. The request for shareholder approval of the amended and restated 2017 Long Term Incentive Plan was intended to support award grant activity for four years. The Board’s current request for shareholder approval of the Amendment is consistent with the Company’s approach to request increases of share availability under the Restated Plan only as needed to support near-term award grant activities. However, we cannot predict our future equity award grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and, as a result, the number of shares available for grant as awards under the Restated Plan could last for a shorter or longer period of time.
Reasons for the Proposed Amendment
The Restated Plan currently provides for an aggregate of 3,144,774 shares to be issued under the Restated Plan. As of April 2, 2025, 36,710 shares remained available for grant as awards under the Restated Plan. Further, as of April 2, 2025, there were a total of (i) 1,421,493 shares subject to issuance upon exercise of outstanding stock options under the 2017 Plan, the 2005 Director Stock Option Plan and the 2011 Stock Option Plan (collectively, the “Option Plans”) at a weighted average exercise price of $18.77 and a weighted average remaining life of 5.9 years; and (ii) 721,949 shares subject to outstanding RSU awards, including 300,324 shares subject to outstanding performance-based RSU awards to named executive officers and certain key management employees (assuming payout at the target level), and 373,185 shares subject to outstanding time-based RSU awards to other key employees, and 48,440 shares subject to outstanding time-based RSU awards to non-employee directors.
If Astronics does not increase the shares available for issuance under the Restated Plan, then Astronics would exhaust the share limit under the Restated Plan before the Company’s next opportunity to request shareholder approval for an increase in the number of awards available under the Restated Plan at its 2026 Annual Meeting of Shareholders without being able to award stock options in December 2025 or RSUs in February 2026 as is its usual practice, and would lose an important compensation tool aligned with shareholder interests to attract, motivate and retain highly qualified talent.
While the Board believes the Restated Plan has been successful in aligning the interests of key employees and shareholders, the Board believes that the Amendment is essential for the proper operation of the Company’s compensation program, and is in the best interests of the Company and its shareholders. The Board believes the Company will be able to more effectively recruit, motivate and retain the caliber of employees essential to the Company’s success over the coming years with additional shares available for equity awards under the Restated Plan. In the Board’s view, equity awards are integral to the Company’s compensation strategy and will enhance the ability to align equity-based awards with business performance, while providing employees and non-employee directors with an opportunity to acquire a meaningful, significant and growing proprietary interest in the Company.
Equity is typically a significant component of total compensation for key employees, particularly for the named executive officers. If the Company were to grant fewer equity awards to key employees, the Board believes that it would need to provide compensation in other forms (such as cash) in order to provide a total compensation package that is competitive with other companies in the Company’s industry and region. For these reasons, the Company believes that the increase in shares available for awards and provided for by the Amendment is necessary for it to continue to be in a position to attract, motivate, and retain talented employees and non- employee directors.
In reaching its determination to approve the Amendment, the Board considered the following:
•
If Astronics did not increase the shares available for issuance under the Restated Plan, then, based on only having 36,710 shares available for issuance as awards under the Restated Plan as of April 2, 2025, Astronics would exhaust the share limit under the Restated Plan before the Company’s next opportunity to request shareholder approval for an increase in the number of awards available to be issued under the Restated Plan at its 2026 Annual Meeting of Shareholders, and after the remaining awards had been exhausted it would lose an important compensation tool aligned with shareholder interests to attract, motivate and retain highly qualified talent.

•	Our historical grant practice and burn rate, as described in more detail below under the heading “Historical Grant Practice and Burn Rate”.
•
To date in 2025, the Company has granted equity awards representing a total of approximately 259,375 shares (including 210,935 RSUs awarded to named executive officers and employees assuming performance-based RSU awards to named executive officers and certain key management employees are paid out at the target level, and 48,440 RSUs awarded to non-employee directors).

If the Amendment is not approved, the Restated Plan will remain in effect in accordance with its present terms, except to the extent that the Restated Plan is amended by the Board in accordance with its terms.
Historical Grant Practice and Burn Rate
The annual share usage under the 2017 LTIP during our three previous fiscal years has been as follows:

Fiscal Year	Awards Granted(1)	Weighted Average Shares Outstanding	Annualized Burn Rate(2)
2024	588,909	35,036,550	1.68%
2023	419,104	33,104,774	1.27%
2022	590,562	32,163,727	1.84%

(1)	Includes RSU awards and stock bonuses granted under the 2017 LTIP.
(2)
The Company’s average burn rate for the preceding three fiscal years was 1.59%. The annualized burn rate is calculated as of the last day of each fiscal year by dividing the number of shares subject to awards granted in such fiscal year by the weighted average shares outstanding for that fiscal year.

Plan Highlights
A summary of the principal features of the Restated Plan, as amended by the Amendment, if approved, is provided below, but is qualified in its entirety by reference to the full text of the Restated Plan.

Plan Term
The Restated Plan became effective May 31, 2017 and was amended and restated on May 25, 2021; no new awards under the Restated Plan may be granted on or after May 31, 2027, or earlier if terminated by the Board

Persons Eligible for Grants	Approximately 2,500 employees and eight non-employee directors of Astronics Corporation and its subsidiaries
Shares Authorized
3,794,774 shares of Common Stock or Class B Stock. This includes 36,710 shares available for issuance under the Restated Plan as of April 2, 2025, plus an additional 650,000 shares approved by the Amendment, leaving approximately 686,710, shares available for awards under the Restated Plan, as amended.

Types of Awards Available	• Non-Qualified Stock Options (“NQSOs”) • Incentive Stock Options (“ISOs”) • Stock Appreciation Rights (“SARs”) • Restricted Stock • Restricted Stock Units (“RSUs”) • Stock Bonuses
Plan Features intended to protect shareholders’ interests
•
The additional 650,000 shares requested (in addition to the 36,710 available for issuance under the Restated Plan as of April 2, 2025) represents an additional 1.95% of shares of the Stock outstanding as of December 31, 2024.
•
The Restated Plan has a 10-year term from initial approval of the 2017 Plan on May 31, 2017, with a fixed number of shares authorized for issuance. It is not an “evergreen” plan.
•
It prohibits the use of discounted stock options or SARs, reload options, and repricing without shareholder approval.
•
It does not permit options or other benefits to be transferred to third parties for consideration.
•
It contains, with certain exceptions, a minimum three-year pro-rata vesting schedule for time-based awards of Restricted Stock and RSUs other than to non-employee directors.

The Restated Plan contemplates the use of a mix of equity award types, and the Compensation Committee (the “Committee”) will determine the optimal mix from year to year with increasing emphasis on performance-based vesting. It is anticipated that time-based stock options and SARs would generally become exercisable in a pro-rata method over a five-year period, provided that such awards to non-employee directors would vest at six months. Further, the Committee anticipates that time-based Restricted Stock and RSUs would generally have a three-year vesting schedule, provided that such awards to non-employee directors would vest at six-months. It is also expected that vesting of some awards will be based on satisfaction of certain performance criteria.
With respect to performance-based Restricted Stock or RSUs, while a variety of performance goals are permitted under the Restated Plan, the Committee presently contemplates establishing goals based on a variety of targets, including sales growth, margin improvement and free cash flow targets to be achieved over a three to five year performance period. Further, these awards generally will not fully vest unless a certain performance level has been met at the end of the applicable performance period. The level of performance achieved generally will determine the amount of stock or units that vests and it is anticipated that performance would be judged on a cumulative basis.
Potential Dilution
The Committee and the Board considered the expected shareowner value transfer and potential dilution that would result by adopting the Amendment and believe that the approximately 686,710 shares which would be available to be granted under the Restated Plan, as amended by the Amendment, (consisting of 36,710 shares available for issuance as of April 2, 2025, under the Restated Plan, plus an additional 650,000 shares to be made available under the Amendment) represent a prudent balance, enabling us to make competitive levels of equity based compensation awards while at the same time meeting the interests of shareholders.

We believe the anticipated dilution resulting from the Amendment is reasonable. The total number of shares reserved for issuance under the Restated Plan, as amended by the Amendment, plus outstanding awards under the Company’s existing incentive compensation plans would be 2,830,152 as of April 2, 2025, representing potential dilution of approximately 7.39%.
Potential dilution is calculated by dividing (A) (i) the total shares available for equity awards that may be made under the Restated Plan, as amended by the Amendment (approximately 686,710), plus (ii) the total shares to be issued on exercise or settlement of outstanding equity awards (assuming the performance-based RSU awards are paid out at the target level) under the Option Plans, (collectively, “the numerator”) by (B) (i) the total number of outstanding shares of Common Stock as of April 2, 2025 excluding treasury shares 30,644,196, plus (ii) the total number of shares of Class B Common Stock as of April 2, 2025 4,805,475 plus (iii) the number of shares in the numerator.
Potential Dilution = [686,710 + 2,143,442] / 30,644,196 + 4,805,475 + 2,830,152] = 7.39%
Any outstanding option or RSU grants under the Restated Plan will remain in effect and will continue to be administered according to their terms and the provisions of the Restated Plan.
The calculation above assumes all outstanding awards under the Option Plans will be earned and settled with newly issued shares. Actual dilution will be impacted by the following factors:
•
Shares to be issued on exercise or settlement of outstanding equity awards under the Option Plans are not calculated for net settlement based upon appreciation of the fair market value at the time of exercise and, where applicable, mandatory tax withholdings for employees. As a result, the potential dilutive effect is expected to be less.

•
To the extent shares issued pursuant to any of these incentive compensation plans are acquired through open market purchases or privately negotiated transactions, the potential dilutive effect will be less.

Restated Plan Detail Overview
In the description below, those eligible for awards under the Restated Plan are referred to as “Participants.” Participants include all employees and non-employee directors who are natural persons of Astronics and its subsidiaries, as the
Committee designates from time to time. This section provides key details of the Restated Plan, as amended by the Amendment, but is qualified in its entirety by reference to the full text of the Restated Plan.
Shares Available for Issuance
If the Amendment is approved by the shareholders at the Annual Meeting, the maximum number of shares of Common Stock and Class B Stock reserved for future grants under the Restated Plan, as amended by the Amendment, will be approximately 686,710.
No awards will be made with respect to Class B Stock unless (i) permitted under the Company’s Restated Certificate of Incorporation or (ii) shareholder approval is obtained where required. However, to the extent a dividend or distribution payable in the form of Class B Stock is declared with respect to Common Stock, Options or SARs awards made in the form of Common Stock may be adjusted as described under the heading below titled “Adjustments” to allow for awards to be partially settled in the form of Class B Stock, and dividends, dividend equivalents or distributions may be paid in the form of Class B Stock with respect to Common Stock awards of Restricted Stock and RSUs.
Administration and Eligibility
The Restated Plan will be administered by the Committee or such other committee as the Board may appoint from time to time, provided that at all times the Committee will consist of two or more directors, each of whom will satisfy the requirements established for administrators acting under plans intended to qualify for exemption under Rule 16b-3 under the Exchange Act.
The Committee will approve the aggregate awards and the individual awards for the most senior elected officers and non-employee directors, subject to ratification of the Board. The Committee may delegate some of its authority under the Restated Plan in accordance with the terms of the Restated Plan.
The total number of shares subject to options or SARs awarded to any one employee during any fiscal year may not exceed 200,000 shares. The total number of shares subject to awards granted to any one non-employee director during any fiscal year may not exceed 25,000 shares.

Awards
Stock Options.
The Committee is authorized to grant stock options (“Options”) to Participants (“Optionees”), which may be either ISOs or NQSOs. The total number of shares of Common Stock or Class B Stock issuable under the Restated Plan, as amended, on exercise of ISOs may not exceed 3,794,774 shares. The exercise price of any Option must be at least equal to the fair market value of the shares on the date of the grant. The Restated Plan prohibits repricing of Options without shareholder approval.
For purposes of the Restated Plan, “fair market value” means, for any particular date, (i) for any period during which Common Stock or Class B Stock (collectively for purposes of this Proposal 3, the “Company Stock”) is listed for trading on a national securities exchange, the closing price per share of Company Stock on the exchange on the last trading day immediately preceding the grant date, or (ii) for any period in which the Company Stock is not listed on a national securities exchange, the market price per share of Company Stock as determined in good faith by the Board. In either case, the fair market value will be determined in accordance with the valuation requirements of the regulations to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).
At the time of the grant, the Committee in its sole discretion will determine when Options are exercisable and when they expire, provided the term of an Option does not exceed 10 years.
Payment for shares purchased upon exercise of an Option must be made in full at the time of purchase. Payment may be made: (i) in cash or by certified or bank check, (ii) subject to the approval of the Committee, (A) by delivery to the Company of other shares, duly endorsed for transfer to the Company, with a fair market value on the date of delivery equal to the exercise price due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares that have an aggregate fair market value on the date of attestation equal to the exercise price and receives a number of shares equal to the difference between the number of shares thereby purchased and the number of identified attestation shares, (B) by a cashless exercise program established with a broker, (C) by reduction in the number of shares otherwise deliverable upon exercise of the option with a fair market value equal to the aggregate exercise price, (D) any combination of the foregoing methods, or (E) in such other manner as may be authorized by the Committee.
SARs.
The Committee has the authority to grant SARs to Participants and to determine the number of shares subject to each SAR, the term of the SAR (provided it does not exceed 10 years), the time or times at which the SAR may be exercised, and all other terms and conditions of the SAR. A SAR is a right, denominated in shares, to receive upon exercise of the right, in whole or in part, without payment to us, an amount payable in shares that is equal to: (i) the fair market value of Company Stock on the date of exercise, minus (ii) the exercise price, multiplied by the number of shares for which the right is exercised. SARs will be settled in Company Stock plus cash for fractional share amounts. The exercise price of any SAR must be at least equal to the fair market value of the shares on the date of the grant. The Restated Plan prohibits repricing of SARs without shareholder approval.
Restricted Stock and Restricted Stock Units.
Restricted Stock consists of shares that the Company transfers or sells to a Participant that are subject to a substantial risk of forfeiture and to restrictions on their sale or other transfer by the Participant. RSUs are the right to receive shares at a future date after vesting upon the satisfaction of certain conditions and restrictions. The Committee determines the eligible Participants to whom, and the times at which, grants of Restricted Stock or RSU awards will be made, the number of shares or units to be granted as awards, the price to be paid, if any, the times within which the shares covered by the grants will be subject to forfeiture, the times at which the restrictions will terminate, and all other terms and conditions of the grants. Restrictions or conditions could include, but not be limited to, the attainment of performance goals (as described below), continuous service with us, the passage of time or other restrictions or conditions. Awards of restricted stock may require that dividends paid on shares of restricted stock be withheld by the Company until all restrictions on the shares have lapsed. At the discretion of the Committee, dividend equivalents may be granted with respect to RSUs, subject to such limitations as may be determined by the Committee.
Stock Bonuses.
A Participant who is granted a Stock Bonus has the right to receive shares in accordance with the terms of such grant. If the Committee grants a Stock Bonus, the shares comprising the Stock Bonus will be issued in the name of the Participant to whom the grant was made and delivered to the Participant as soon as practicable after the date on which the Stock Bonus is payable.
Performance Goals.
Awards under the Restated Plan may be made subject to the attainment of performance goals relating to one or more business criteria, but limited to: (i) net earnings (either before or after interest, taxes, depreciation or amortization), (ii) economic value-added (as determined by the Committee), (iii) total shareholder return, (iv) sales or revenue, (v) net income (either before or after taxes), (vi) operating earnings or income, (vii) cash flow (including, but not limited to, operating cash flow and free cash flow), (viii) cash flow return on capital, (ix) return on investment, (x) return on shareholders’ equity, (xi) return on assets or net assets, (xii) return on capital, (xiii) debt reduction, (xiv) shareholder returns, (xv) return on sales, (xvi) gross or net profit margin, (xvii) productivity, (xviii) expense, (xix) margins, (xx) operating efficiency, (xxi) cost reduction or savings, (xxii) customer or employee satisfaction, (xxiii) customer orders, (xxiv) development or certification of products, (xxv) quality, (xxvi) delivery, (xxvii) safety, (xxviii) working capital, (xxix) earnings or diluted earnings per share, (xxx) price per share of Company Stock, and (xxxi) market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group of the Company (collectively, “Performance Criteria”).
In establishing Performance Goals, the Committee may exclude the effect of restructuring charges, discontinued operations, extraordinary items, cumulative effects of accounting changes, other unusual or nonrecurring items, asset impairment and the effect of foreign currency fluctuations, in each case as those terms are defined under generally accepted accounting principles and provided in each case that such excluded items are objectively determinable by reference to the Company’s financial statements, notes to the Company’s financial statements and/or management’s discussion and analysis in the Company’s financial statements. The Committee may, in its discretion, classify Participants into as many groups as it determines, and, as to any Participant, relate the Participant’s Performance Goals partially or entirely to the measured performance, either absolutely or relatively, of an identified subsidiary, operating company or division or new venture of the Company.
Vesting of Awards.
Except as provided below, (a) any Option or SAR awarded to a Participant other than a non-employee director that vests solely on the basis of the passage of time may not vest more quickly than ratably over three years from the date of grant, and (b) any Option or SAR awarded to a non-employee director that vests solely on the basis of the passage of time may not vest sooner than six months from the date of grant. However, Options or SARs may vest sooner, in the event of: (i) the Participant’s death, disability or retirement, (ii) job loss due to workforce reduction, job elimination or divestiture, as determined by the Committee, (iii) upon a Change in Control, or (iv) in connection with establishing the terms and conditions of employment of an individual necessary for the recruitment of the individual or as the result of a business combination or acquisition by the Company or its subsidiaries.
Except as provided below, (a) any restricted stock or RSUs awarded to a Participant other than a non-employee director that vests solely on the basis of the passage of time may not vest more quickly than ratably over three years from the date of grant, and (b) any restricted stock or RSUs awarded to a non-employee director that vest solely on the basis of passage of time may not vest sooner than six months from the date of grant. However, restricted stock and RSUs may vest more quickly, in the event of (i) death or disability, (ii) job loss due to workforce reduction, job elimination or divestiture, or (iii) upon a change in control. RSUs may also vest more quickly in the event of retirement, and restricted stock and RSUs made in conjunction with the recruitment of new employees or as a result of a business combination or acquisition by the Company or its subsidiaries may not be subject to the same minimum time-based vesting requirement.
Notwithstanding the foregoing, the Committee may, in its absolute discretion, without amendment to the Restated Plan, (i) accelerate the date on which any Option or SAR granted under the Restated Plan becomes exercisable, (ii) waive or amend the operation of the Restated Plan provisions respecting exercise after termination of service, or otherwise adjust any of the terms of the Option or SAR, or (iii) accelerate the vesting date of an award, or waive any condition imposed under the Restated Plan with respect to any share of Restricted Stock or RSU, or otherwise adjust any of the terms applicable to an Award.
Other Plan Provisions
Amendment of the Restated Plan.
The Board has the right and power to amend the Restated Plan, provided, however, that the Company will obtain shareholder approval of any amendment of the Restated Plan to the extent the Board determines in its judgment that approval is appropriate (i) for purposes of ensuring that awards intended to be ISOs qualify under Section 422 of the Code, or (ii) as otherwise required under any applicable rule or listing standard of any stock exchange, automated quotation system or similar organization, or the New York Business Corporation Law.
Termination of the Restated Plan.
The Board may suspend or terminate the Restated Plan at any time. The right to grant awards under the Restated Plan is scheduled to terminate on the 10-year anniversary of shareholder approval of the 2017 Plan, or May 31, 2027. Termination will not in any manner impair or adversely affect any award outstanding at the time of termination.
Change in Control
In connection with a Change in Control, the Committee is authorized to take one or more of the following actions: (i) to provide for either (a) termination of any award in exchange for an amount of cash or other property, if any, equal to the amount that would have been attained upon the exercise of the award or realization of the Participant’s rights, or (b) replacement of the award with other rights or property selected by the Committee in its sole discretion, (ii) to provide that an award be assumed by the successor or survivor corporation, or by a parent or subsidiary of the corporation, or be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or of a parent or subsidiary of the corporation, with appropriate adjustments as to the number and kind of shares and prices, (iii) to provide that an award may be exercisable or payable or fully vested with respect to all or a portion of the shares covered by the award, notwithstanding anything to the contrary in the Restated Plan or the applicable award agreement, or (iv) to provide that an award cannot vest, be exercised or become payable after the transaction or event.
For purposes of the Restated Plan, a “Change in Control” means:
(i)
one person (or more than one person acting as a group) acquires ownership of Company Stock that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the Company Stock;

(ii)
one person (or more than one person acting as a group) acquires (or has acquired during the twelve- month period ending on the date of the most recent acquisition) ownership of the Company Stock possessing 30% or more of the total voting power of the stock of such corporation;

(iii)
a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or

(iv)
one person (or more than one person acting as a group), acquires (or has acquired during the twelve- month period ending on the date of the most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition(s).

Adjustments
In the event of changes in the outstanding Company Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock distribution, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization, awards granted under the Restated Plan and any award agreement, the exercise price of Options and SARs, the limitations on individual grants and the maximum number of shares of Company Stock or Class B Stock subject to all awards will be equitably adjusted or substituted, as to the number, price or kind of a share of Company Stock or other consideration subject to such awards to the extent necessary to preserve the economic intent of such award.
Reusage
To the extent that an award under the Restated Plan terminates, expires, is cancelled, forfeited, or lapses for any reason, or if an award is settled by payment of cash, any shares of Stock subject to the award shall again be available for the grant of an award under the Restated Plan. Shares that are used to pay the exercise price of an Option, shares withheld to satisfy tax withholding obligations and shares covered by a stock-settled SAR or other award that were not issued upon the settlement of the award will not be available for further grants of awards under the Restated Plan. To the extent permitted by applicable law or any exchange rule, shares of the Company’s Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any of the Company’s subsidiaries will not be counted against shares of Stock available for grant under the Restated Plan. Dividend equivalents payable in cash will not be counted against the shares available for issuance under the Restated Plan.
Restriction on Transfer
The Committee has the right under the Restated Plan to impose, either in an Award Agreement or at the time shares of Company Stock are issued in settlement of an award, restrictions on the ability of the Participant to sell or transfer the shares of Company Stock.
Clawback
Any award that is subject to recovery under any law, government regulation, stock exchange listing requirement or policy adopted by the Company will be subject to such deductions and clawback as may be required under the applicable law, regulation, listing requirement or Company policy, including, without limitation, the Company’s Policy for the Recovery of Erroneously Awarded Compensation.

U.S. Federal Income Tax Consequences
The Company has been advised by counsel that the federal income tax consequences as they relate to awards are as follows:
ISOs.
A Participant does not generally recognize taxable income upon the grant or upon the exercise of an ISO, but the Company is generally not entitled to an income tax deduction upon the grant or exercise of an ISO. However, the exercise of an ISO may for some Participants trigger liability for the alternative minimum tax. Upon the sale of ISO shares, the Participant recognizes income in an amount equal to the difference, if any, between the exercise price of the ISO shares and the fair market value of those shares on the date of sale. The income is taxed at long-term capital gains rates if the Participant has not disposed of the stock within two years after the date of the grant of the ISO and has held the shares for at least one year after the date of exercise. The holding period requirements are waived when an Optionee dies. If an Optionee sells ISO shares before having held them for at least one year after the date of exercise and two years after the date of grant (a “disqualifying disposition”), the Optionee recognizes ordinary income to the extent of the lesser of: (i) the gain realized upon the sale, or (ii) the difference between the exercise price and the fair market value of the shares on the date of exercise. Any additional gain in excess of fair market value of the shares on the date of exercise is generally treated as long-term or short-term capital gain depending upon how long the Optionee has held the ISO shares prior to disposition. In a year of a disqualifying disposition, the Company is allowed an income tax deduction in an amount equal to the ordinary income that the Optionee recognizes as a result of the disposition, subject to any applicable limitations under Section 162(m) of the Code.
NQSOs.
A Participant receiving an NQSO will not recognize income, and the Company will not be allowed an income tax deduction, at the time the award is granted. Upon the exercise of the NQSO, the Participant recognizes ordinary income to the extent the fair market value of the shares received upon exercise of the NQSO on the date of exercise exceeds the exercise price, and the Company expects that it will be allowed a corresponding income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Code. Any gain that the Participant realizes when he or she later sells or disposes of the shares will be short-term or long-term capital gain, depending on how long the shares were held.
SARs.
A Participant receiving a SAR will not recognize income, and the Company will not be allowed an income tax deduction, at the time the award is granted. When the Participant exercises the SAR, the amount of cash and the fair market value of any shares received will be ordinary income to the Participant and the Company expects that it will be allowed a corresponding income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Code.
Restricted Stock.
Unless a Participant makes an election to accelerate recognition of income to the date of grant as described below, the Participant will not recognize income, and the Company will not be allowed a tax deduction, at the time the restricted stock award is granted, provided that the award is subject to restrictions on transfer and is subject to a substantial risk of forfeiture. When the restrictions lapse, the Participant will recognize ordinary income equal to the fair market value of the shares as of that date (less any amount he or she paid for the shares), and the Company will be allowed a corresponding income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Code. If the Participant files an election under Section 83(b) of the Code within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the shares as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Code. Any future appreciation in the stock will be taxable to the Participant at capital gains rates. However, if the shares are later forfeited, the Participant will not be able to recover tax previously paid pursuant to the Section 83(b) election. To the extent unrestricted dividends are paid during the restricted period under the applicable award agreement, any such dividends will be taxable to the Participant at ordinary income tax rates and will generally be deductible by the Company (subject to any applicable limitations under Section 162(m) of the Code), unless the Participant has made a Section 83(b) election, in which case the dividends will thereafter be taxable to the Participant as dividends and will not be deductible by the Company.
RSUs.
A Participant will not recognize income, and the Company will not be allowed an income tax deduction, at the time an RSU award is granted. Upon receipt of any shares (or the equivalent value in cash) in settlement of the RSU, a Participant will recognize ordinary income equal to the fair market value of the shares or other property as of that date, and the Company will be allowed a corresponding income tax deduction at that time, subject to any limitations under Section 162(m) of the Code.

Stock Bonuses.
A Participant will recognize ordinary income as of the date of grant of a stock bonus equal to the fair market value of the shares as of that date, and the Company will generally be allowed a corresponding income tax deduction at that time, subject to any limitations under Section 162 of the Code. Any gain that the Participant realizes when he or she later sells or disposes of the shares will be short-term or long-term capital gain, depending on how long the shares were held.
Code Section 162(m) Deduction Limit
Generally, the Company is entitled to a deduction based on the amount of ordinary income a Participant recognizes with respect to an Award. However, Section 162(m) of the Code imposes a $1 million limit on the amount a public company may deduct for compensation paid in a year to the company’s principal executive officer, principal financial officer, or any of the company’s three other most highly compensated executive officers who are employed in such role at any time during the year (each, a “covered employee”). Once an individual is a covered employee in a taxable year beginning after December 31, 2016, the individual remains a covered employee, even after termination of employment. While the Committee considers the impact of Section 162(m) of the Code when granting Awards, the Committee reserves the right to grant or approve Awards or compensation that are non-deductible.
Section 409A
Section 409A of the Code covers most programs that defer the receipt of compensation to a succeeding taxable year and provides strict rules for elections to defer (if any) and for timing of payouts. If the requirements of Section 409A of the Code are not met, the taxable events described above could apply earlier than described, and could result in the imposition of additional taxes and penalties on the Participant. All awards that comply with the terms of the Restated Plan, however, are intended to be exempt from the application of Section 409A of the Code or meet the requirements of Section 409A of the Code, in order to avoid early taxation and penalties.
Registration with the SEC
If our shareholders approve the Amendment, we will file with the SEC a registration statement on Form S-8, as soon as reasonably practicable after such shareholder approval, to register the additional shares of Common Stock available for issuance under the Restated Plan as described in this Proposal 3.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDMENT TO THE AMENDED AND RESTATED 2017 LONG TERM INCENTIVE PLAN.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The Company’s named executive officers are: Peter J. Gundermann, Chairman, President and Chief Executive Officer of the Company; David C. Burney, Former Executive Vice President- Finance, Chief Financial Officer and Treasurer of the Company; Nancy L. Hedges, Vice President, Chief Financial Officer and Treasurer; James F. Mulato, Executive Vice President of the Company and President of Astronics Test Systems, Inc.; and Mark A. Peabody, Executive Vice President of the Company and President of the Aerospace Segment of the Company (collectively, the “Named Executive Officers”). Mr. Burney retired effective January 3, 2025. Ms. Hedges was promoted to Vice President and Chief Financial Officer effective January 4, 2025.
The Company’s compensation philosophy and program objectives are directed by two primary guiding principles. First, the program is intended to provide levels of compensation sufficient to attract, motivate and retain talented executives. Second, the program is intended to create an alignment of interests between the Company’s executives and shareholders such that a portion of each executive’s compensation is directly linked to maximizing long-term growth of shareholder value.
The Company’s goals are to outperform its industry, in terms of growth, financial performance, and innovation. In support of these goals, the executive compensation program is designed to energize its executive officers to outperform its industry and to reward performance that is directly relevant to the Company’s short-term and long-term success. As such, the Company provides both short-term and long-term incentives. The Compensation Committee has structured the executive compensation program with three primary underlying components: base salary, annual bonus and long-term incentives. The Company’s compensation objective is to (i) compensate its executive officers at a base level that is competitive with salaries near the average salaries paid by companies of similar size and nature, (ii) provide the opportunity for its executive officers to earn additional compensation in the form of annual bonuses, and (iii) design long-term incentive plans to focus executive efforts on the long-term goals of the Company and to maximize total return to the Company’s shareholders, while taking into account the Company’s performance and strategic goals.
The Compensation Committee utilizes its expertise and knowledge of the markets in which the Company competes for employees in determining compensation policy. In addition, the Compensation Committee may consult broad-based, third-party survey data to obtain a general understanding of current compensation practices of companies of similar size and industry.
Base Salary
The Compensation Committee approves the salaries paid to the Company’s executive officers and, as part of its responsibilities, reviews these salaries annually. Individual salary changes are based on a combination of factors such as the performance of the executive, salary level relative to the competitive market, level of responsibility, growth of Company operations and experience of the executive. In appropriate circumstances, the Compensation Committee considers the recommendations of the Company’s Chief Executive Officer for the executive officers other than himself.
Annual Bonus
The Compensation Committee has the authority to award discretionary annual incentive bonuses to the Company’s executive officers. Annual incentive bonuses are intended to compensate officers for achieving financial, strategic and operational success. Bonuses are not tied to specific, objective targets such as achieving a particular profit level. The Compensation Committee considers a number of factors in determining bonuses. Factors considered include profitability, sales growth over the most recent three-year period, the performance of the individual in the view of the Compensation Committee, comparisons to external broad-based compensation of similar size and industry and available information with respect to the aerospace and defense industry. Bonuses are not capped. Bonuses are reviewed and approved by the Compensation Committee. In appropriate circumstances, the Compensation Committee considers the recommendations of the Company’s Chief Executive Officer for executive officers other than himself. In 2022, no annual bonuses were paid due to the financial performance of the Company as it and the aerospace industry continued to recover from the impact of the COVID-19 pandemic. For 2023, the Board of Directors determined to pay out the bonus earned as stock bonuses, rather than cash, to Named Executive Officers and key employees. These stock bonuses were issued in 2024. Bonuses for 2024 were paid in cash. For 2024, bonus amounts were determined based on the average annual sales growth over the most recent three-year period.

Long-Term Incentives
The Company believes that long-term performance is achieved through an ownership culture that incentivizes its executive officers through the use of stock-based awards. The Company’s 2017 LTIP was established to provide certain of the Company’s employees, including its executive officers, with incentives to help align those employees’ interests with the long-term interests of the Company’s shareholders. The Compensation Committee believes that the use of stock-based awards is an important element of achieving its compensation goals. The Company’s broad-based Employee Stock Purchase Plan, its prior stock option plans, and the LTIP have provided the principal methods for its executive officers to acquire equity or equity-linked interests in the Company. The proposed Amendment to the 2017 LTIP to be submitted to a vote of shareholders at the Annual Meeting is consistent with these objectives.
Amended and Restated 2017 Long Term Incentive Plan
In May 2017, the 2017 Long Term Incentive Plan was approved by our shareholders, providing for the grant of 1,757,040 shares of stock-based awards. This amount included 757,040 shares previously available for issuance under the 2005 Director Stock Option Plan and the 2011 Stock Option Plan, plus an additional 1,000,000 shares. In May 2021, the Amended and Restated 2017 Long Term Incentive Plan was approved by our shareholders, providing for an increase in the number of shares of stock with respect to which awards may be issued under the 2017 LTIP from 1,757,040 to 3,144,774. The 2017 LTIP provides a flexible framework that permits the development and implementation of a variety of stock-based incentives which enables the Company to base awards on key performance metrics as well as to further align its long-term incentive compensation with peers and shareholder interests. The Compensation Committee is the administrator of the 2017 LTIP.
Options
The 2017 LTIP authorizes the Company to grant options to purchase shares of Common Stock to its employees. Prior to approval of the 2017 LTIP, the Company issued options to executive officers and key employees under its 2011 Stock Option Plan. No new issuances will be made under the 2011 Stock Option Plan. The goal of stock options is to create long-term incentives for key employees to maximize future performance of the Company. Stock option grants generally are made annually or at the commencement of employment. Stock options awarded to employees that vest solely on the basis of time may not vest more quickly than ratably over three years from the date of grant, except in certain circumstances such as death, disability, retirement, termination of employment due to workforce reduction or job elimination, change in control or in connection with the establishment of terms and conditions of employment necessary for recruitment or as a result of a business combination or acquisition. Recipients may not dispose of any shares acquired pursuant to an exercise of stock options until a date which is at least two years from the date of grant of the stock option and at least one year after the date of exercise of the stock option. The Compensation Committee reviews and approves equity awards to executive officers based upon a review of competitive compensation data, its expectation of future individual performance, a review of each executive’s existing long-term incentives and retention considerations. Periodic stock option grants are made at the discretion of the Compensation Committee to eligible employees and, in appropriate circumstances, the Compensation Committee considers the recommendations of the Company’s Chief Executive Officer for executives other than himself.
The Compensation Committee’s practice has generally been to award options at its December meeting.
In December 2024, Mr. Gundermann was awarded stock options under the 2017 LTIP in the amounts indicated in the section entitled “Grants of Plan-Based Awards” on page 52 below. Stock options granted by the Company have an exercise price equal to the fair market value of the Common Stock on the day of grant and generally expire 10 years after the date of grant. The stock options awarded in December 2024 straight-line vest 33-1/3% per annum based on continued employment. Option award agreements provide for a holding period for shares acquired upon exercise of two years from the date of grant and at least one year after the date of exercise.
Restricted Stock Units
In 2024, the Company issued performance-based restricted stock units (“RSUs”) to Named Executive Officers and certain key management employees and time-based RSUs to key employees. RSUs awarded to employees that vest solely on the basis of passage of time may not vest more quickly than ratably over three years from the date of grant, except in certain circumstances such as death, disability, retirement, termination of employment due to workforce reduction or job elimination, change in control or in connection with the establishment of terms and conditions of employment necessary for recruitment or as a result of a business combination or acquisition. Recipients of RSUs may not sell or otherwise dispose of the shares issued upon settlement of RSUs until six months following the date of issuance of such shares. The Compensation Committee’s practice has been to award RSUs at its February meeting when the audit for the prior fiscal year is typically substantially complete.
In February 2024, the Company issued performance-based RSUs to Messrs. Gundermann, Burney, Peabody and Mulato and Ms. Hedges in the amounts indicated in the section entitled “Grants of Plan-Based Awards” on page 52 below. The performance criteria for issuance of such awards is based on the Company’s average annual Adjusted EBITDA for the period of January 1, 2024 through December 31, 2026. Adjusted EBITDA is defined as the Company’s earnings before interest, taxes, depreciation, amortization and equity-based compensation, adjusted by the Compensation Committee in its sole discretion for any extraordinary, unusual or nonrecurring events, including, but not limited to insurance proceeds, legal settlements, litigation-related expenses impairments or unique investments in research and development projects.
For purposes of determining the vesting of the performance- based RSUs issued in 2024, the target number of RSUs will be earned if the Company’s mathematical average annual Adjusted EBITDA for the performance period of January 1, 2024 to December 31, 2026 is less than 15%, but at least equal to 10%, of the Company’s mathematical average annual revenue for the performance period. If the average annual Adjusted EBITDA is less than 10% of the average annual revenue for the performance period, 50% of the target number of RSUs will be earned. If the average annual Adjusted EBITDA is greater than or equal to 15% of the average annual revenue for the performance period, 150% of the target number of RSUs will be earned.
For the RSUs awarded to Messrs. Gundermann, Burney, Mulato and Peabody in February 2022, the average annual Adjusted EBITDA was less than 10% of the average annual revenue for the performance period of January 1, 2022 to December 31, 2024. As such, 75% of the target number of RSUs was earned. Ms. Hedges was awarded time-based rather than performance based RSUs in 2022.
Stock Ownership
While the Company does not presently have stock ownership guidelines for executive officers, the Named Executive Officers as a class hold as of April 2, 2025, 3.4% of the outstanding Common Stock and 23.7% of the outstanding Class B Stock of the Company. The Company believes this aligns management’s interests with shareholder interests. See “Security Ownership of Certain Beneficial Owners and Management” on page 61 below. As described on page 26, the Company does require ownership by each member of the Board of Directors.
Employment Agreements; SERPs
The Company has entered into an Employment Termination Benefits Agreement with each of Messrs. Gundermann, Burney and Peabody, as described on page 57 below. In addition, as described in the “Pension Benefits” section beginning on page 55 below, Mr. Gundermann is a participant in the SERP, while Messrs. Burney and Peabody are each participants in the SERP II. The Company has not entered into an Employment Termination Benefits Agreement with Ms. Hedges or Mr. Mulato. Neither Ms. Hedges nor Mr. Mulato are participants in the SERP or SERP II.

Clawback Policy
Effective December 1, 2023, the Board of Directors adopted a Policy for the Recovery of Erroneously Awarded Compensation, commonly known as a “clawback” policy. This policy was adopted to comply with Section 10D of the Exchange Act and the Nasdaq listing standards adopted in 2023 as mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act if 2010 (“Dodd-Frank Act”). Under the policy, which applies to the Company’s current and certain former Section 16 officers, the Company must recover erroneously awarded incentive-based compensation on a pre-tax basis, subject to very limited exceptions. Recovery is triggered by accounting restatements that correct errors that are material to previously issued financial statements (“Big R” restatements), as well as restatements that correct errors that are not material to previously issued financial statements but would result in a material misstatement if (a) the errors were left uncorrected in the current report or (b) the error correction was recognized in the current period (“little r” restatements). The policy does not provide for enforcement discretion by the Compensation Committee or the Board and requires recovery regardless of whether a covered person engaged in any misconduct or is at fault.
Insider Trading and Hedging Policy
All of the Company’s directors, officers and employees are subject to the Company’s Insider Trading Policy. As part of this Insider Trading Policy, the Company’s directors, officers and employees are prohibited from engaging (i) in any short sales of the Company’s securities, (ii) in any transaction involving puts, calls and other derivative instruments that relate to or involve the Company’s securities or (iii) in any hedging or other monetization transactions or similar arrangements involving the Company’s securities, including prepaid variable forward contracts, forward sale or purchase contracts, equity swaps, collars or exchange funds. This policy effectively serves as the Company's anti-hedging policy.
Timing Policies and Practices Regarding Equity Awards
We do not grant equity awards in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information based on the grant dates for equity awards or for the purpose of affecting the value of executive compensation. Furthermore, we do not take material nonpublic information into account when determining the timing and terms of such equity awards. In
2024, we did not grant new stock option awards or new stock appreciation rights awards to our named executive officers during the time period outlined in Item 402(x) of Regulation S-K. The Compensation Committee typically grants stock option awards annually during its December meeting and typically grants performance-based RSU awards annually during its February meeting.
The Role of Shareholder Say-on-Pay Votes
The Company provides its shareholders with the opportunity to cast an advisory vote every three years on its executive compensation program (referred to as a “say-on-pay proposal”). At the Company’s Annual Meeting of Shareholders held on May 23, 2023, approximately 91% of the votes cast on the say-on-pay proposal at that Annual Meeting were voted in favor of the proposal. The Compensation Committee believes that this result affirms shareholders’ support of the Company’s approach to executive compensation, and therefore maintained this approach for 2025. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for named executive officers.

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors (the “Committee”) determines the compensation of the Chief Executive Officer and other executive officers of the Company. The Committee is composed entirely of directors who are neither executive officers nor employees of the Company. In addition to determining the salary and bonus compensation for the Company’s executive officers, the Committee determines the grants under the Company’s 2017 LTIP and oversees the administration of other compensation plans and programs.
The Committee has reviewed the Compensation Discussion and Analysis contained in this proxy statement and has discussed it with management. In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

Neil Y. Kim, Chairman Robert S. Keane Mark Moran Linda G. O’Brien

In accordance with and to the extent permitted by applicable law or regulation, the information contained in the Report of Audit Committee of Astronics Corporation shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act and shall not be deemed to be “soliciting material” or to be “filed” with the SEC under the Securities Act or the Exchange Act.

Distinguishing “Awarded” Pay from “Reported” Pay
In reviewing executive compensation, it is important to distinguish the reported compensation provided to Named Executive Officers from the compensation that was actually awarded to Named Executive Officers. The Company has provided the following additional compensation table in order to remove the volatility related to the effects of changes in actuarial assumptions on the value of the Named Executive Officers’ pension benefits as required to be disclosed in the
Summary Compensation Table. This table is not a substitute for the Summary Compensation Table, which appears on page 44.
The table below shows the total compensation required to be reported in the Summary Compensation Table, but excluding any change in pension value.

Name and Principal Position	Year	Salary	Bonuses(1)	Stock Awards(2)	Option Awards(3)	All Other Compensation	Total
Peter J. Gundermann, President and Chief Executive Officer	2024	$636,300	$914,763	$500,170	$799,690	$72,070(4)	$2,922,993
	2023	$606,262	$385,213	$200,405	$800,406	$48,778	$2,041,064
	2022	$588,604	—	$200,010	$800,000	$51,713	$1,640,327

David C. Burney, Former Executive Vice President- Finance and Chief Financial Officer	2024	$396,064	$459,771	$450,058	—	$62,389(5)	$1,368,282
	2023	$377,204	$192,397	$130,152	$50,381	$37,492	$787,626
	2022	$366,217	—	$130,176	$150,054	$38,215	$684,662

Nancy L. Hedges, Vice President, Chief Financial Officer and Treasurer(6)	2024	$296,000	$343,612	$95,004	—	$15,234(7)	$749,850

James F. Mulato, Executive Vice President and President of Test Segment(8)	2024	$388,723	$451,156	$350,781	—	$38,063(9)	$1,228,723
	2023	$370,213	$188,582	$170,085	$50,381	$30,704	$809,965
	2022	$359,430	—	$170,178	$200,072	$30,025	$759,705

Mark A. Peabody, Executive Vice President and President of Aerospace Segment	2024	$536,152	$622,419	$300,669	—	$17,250(10)	$1,476,490
	2023	$510,261	$260,322	$160,472	$50,381	$9,900	$991,336
	2022	$495,399	—	$160,008	$150,054	$9,150	$814,611

(1)
The amounts in the “Bonus” column for 2023 reflect bonuses paid as stock bonuses using Common Stock under the Company’s 2017 LTIP. The stock bonuses were issued on March 1, 2024 at a price per share of $19.17. The bonus for 2024 was paid in cash.

(2)
The amounts reported in the “Stock Awards” column reflect the fair value of restricted stock units (“RSUs” ) on the grant date of the award. The total fair value of the RSU award is calculated in accordance with FASB ASC Topic 718. The amounts are valued at 100% of the target number of RSUs. The amounts do not reflect the actual amount that may be realized by the executive officers. A discussion of the assumptions used in calculating these values is in Note 16 to the audited financial statements in the Astronics Corporation Annual Report on Form 10-K for the year ended December 31, 2024.

(3)
The amounts reported in the “Option Awards” column reflect the fair value on the grant date of the award. The total fair value of the option award is calculated in accordance with FASB ASC Topic 718. The amounts do not reflect the actual amount that may be realized by the executive officers. A discussion of the assumptions used in calculating these values is in Note 16 to the audited financial statements in the Astronics Corporation Annual Report on Form 10-K for the year ended December 31, 2024.

(4)
Represents club fees and dues, personal use of Company automobile, contribution to a medical reimbursement plan, personal financial planning and tax return preparation expense, personal use of Company plane of $12,984, gross up for income taxes related to benefits of $19,470 and the contribution to the Company’s Profit Sharing/401K Plan made by the Company in the amount of $17,250. Value of personal use of Company plane is based on an estimated rental rate.

(5)
Represents club fees and dues of $20,925, automobile allowance, contribution to a medical reimbursement plan, gross up for income taxes related to benefits in the amount of $14,664 and the contribution to the Company’s Profit Sharing/401K Plan made by the Company in the amount of $17,250.

(6)	Ms. Hedges was not a named executive officer in 2023 or 2022. Ms. Hedges is not a participant in the SERP or SERP II.
(7)	Represents contribution to the Company’s Profit Sharing/401K Plan made by the Company in the amount of $15,234.
(8)	Mr. Mulato is not a participant in the SERP or SERP II.
(9)
Represents club fees and dues, automobile allowance of $14,356, gross up for income taxes related to benefits and the contribution to the Company’s Profit Sharing/ 401K Plan made by the Company in the amount of $17,250.

(10)	Represents the contribution to the Company’s Profit Sharing/401K Plan made by the Company in the amount of $17,250.

Summary Compensation Table
The following table sets forth the cash compensation as well as certain other compensation earned by the Company’s Named Executive Officers during the years ended December 31, 2024, 2023 and 2022. Such amounts do not reflect actual cash received by the Named Executive Officers in 2024, 2023 or 2022.
Amounts reflected under the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” are primarily the result of a decrease from the prior year in the discount rate applied to calculate the present value of such benefits. No payments were made and no changes were made under the SERP or SERP II except that the early retirement decrement for Mr. Burney was eliminated effective December 31, 2024 in connection with his announced retirement effective January 3, 2025.

Name and Principal Position	Year	Salary	Bonuses(1)	Stock Awards(2)	Option Awards(3)	Changes in Pension Value and Non-Deferred Compensation Earnings(4)	All Other Compensation	Total
Peter J. Gundermann, President and Chief Executive Officer	2024	$636,300	$914,763	$500,170	$799,690	—	$72,070(5)	$2,922,993
	2023	$606,262	$385,213	$200,405	$800,406	$609,147	$48,778	$2,650,211
	2022	$588,604	—	$200,010	$800,000	—	$51,713	$1,640,327

David C. Burney, Former Executive Vice President- Finance and Chief Financial Officer	2024	$396,064	$459,771	$450,058	—	$413,481	$62,389(6)	$1,781,763
	2023	$377,204	$192,397	$130,152	$50,381	$299,247	$37,492	$1,086,873
	2022	$366,217	—	$130,176	$150,054	—	$38,215	$684,662

Nancy L. Hedges, Vice President, Chief Financial Officer and Treasurer(7)	2024	$296,000	$343,612	$95,004	—	—	$15,234(8)	$749,850
	2023
	2022

James F. Mulato, Executive Vice President and President of Test Segment(9)	2024	$388,723	$451,156	$350,781	—	—	$38,063(10)	$1,228,723
	2023	$370,213	$188,582	$170,085	$50,381	—	$30,704	$809,965
	2022	$359,430	—	$170,178	$200,072	—	$30,025	$759,705

Mark A. Peabody, Executive Vice President and President of Aerospace Segment	2024	$536,152	$622,419	$300,669	—	—	$17,250(11)	$1,476,490
	2023	$510,261	$260,322	$160,472	$50,381	$423,688	$9,900	$1,415,024
	2022	$495,399	—	$160,008	$150,054	—	$9,150	$814,611

(1)
The amounts in the “Bonus” column for 2023 reflect bonuses paid as stock bonuses using Common Stock under the Company’s 2017 LTIP. The stock bonuses were issued on March 1, 2024 at a price per share of $19.17. The bonus for 2024 was paid in cash.

(2)
The amounts reported in the “Stock Awards” column reflect the fair value of restricted stock units (“RSUs” ) on the grant date of the award. The total fair value of the RSU award is calculated in accordance with FASB ASC Topic 718. The amounts are valued at 100% of the target number of RSUs. The amounts do not reflect the actual amount that may be realized by the executive officers. A discussion of the assumptions used in calculating these values is in Note 16 to the audited financial statements in the Astronics Corporation Annual Report on Form 10-K for the year ended December 31, 2024.

(3)
The amounts reported in the “Option Awards” column reflect the fair value on the grant date of the award. The total fair value of the option award is calculated in accordance with FASB ASC Topic 718. The amounts do not reflect the actual amount that may be realized by the executive officers. A discussion of the assumptions used in calculating these values is in Note 16 to the audited financial statements in the Astronics Corporation Annual Report on Form 10-K for the year ended December 31, 2024.

(4)
Represents the annual change in the actuarial present value of accumulated benefits under the Supplemental Retirement Plan (“SERP”) and Supplemental Retirement Plan II (“SERP II”), not actual payments made to the participant or to an account on his behalf. Changes in the actuarial present value of the plans for Messrs. Gundermann and Peabody are due to year over year changes to the actuarial assumptions and service costs and are not the result of modifications to the plans. The change to the actuarial present value of the plan for Mr. Burney is due to his retirement on January 3, 2025 and the elimation of the early retirement decrement under SERP II with respect to Mr. Burney. The actuarial estimate is based on a number of assumptions such as interest rates, retirement age, life expectancy and future wages, and assumes each participant will vest in the benefit and that the plan will continue to exist and pay benefits in the future. The change in the actuarial present value decreased for Messrs. Gundermann and Peabody from 2023 to 2024 for SERP and SERP II participants because of a change in the applied discount rate of 4.79% to 5.48%. The change in the actuarial present value of SERP II increased for Mr. Burney from 2023 to 2024 due to his retirement effective January 3, 2025. Messrs. Gundermann and Peabody had a decrease in Pension Value and Non-Deferred Compensation Earnings of $(403,391) and $(272,307), respectively.

(5)
Represents club fees and dues. personal use of Company automobile, contribution to a medical reimbursement plan, personal financial planning and tax return preparation expense, personal use of Company plane of $12,984, gross up for income taxes related to benefits of $19,470 and the contribution to the Company’s Profit Sharing/401K Plan made by the Company in the amount of $17,250. Value of personal use of Company plane is based on an estimated rental rate.

(6)
Represents club fees and dues of $20,925, automobile allowance, contribution to a medical reimbursement plan, gross up for income taxes related to benefits in the amount of $14,664 and the contribution to the Company’s Profit Sharing/401K Plan made by the Company in the amount of $17,250.

(7)	Ms. Hedges was not a named executive officer in 2023 or 2022. Ms. Hedges is not a participant in the SERP or SERP II.
(8)	Represents contribution to the Company’s Profit Sharing/401K Plan made by the Company in the amount of $15,234.
(9)	Mr. Mulato is not a participant in the SERP or SERP II.

(10)
Represents club fees and dues, automobile allowance of $14,356, gross up for income taxes related to benefits and the contribution to the Company’s Profit Sharing/ 401K Plan made by the Company in the amount of $17,250.

(11)	Represents the contribution to the Company’s Profit Sharing/401K Plan made by the Company in the amount of $17,250.
CEO Pay Ratio
In accordance with Section 953(b) of the Dodd-Frank Act, Astronics is required to disclose the ratio of the total annual compensation of its CEO (our principal executive officer) to that of its median employee. SEC rules and regulations require disclosure of (i) the median of the annual total compensation of all employees of Astronics, except the CEO, (ii) the annual total compensation of the CEO, and (iii) the ratio of the amount in clause (i) (median Astronics employee compensation) to the amount in clause (ii) (total CEO compensation). Because SEC rules and regulations do not mandate a particular approach to determining the median employee, Astronics Corporation has employed the following approach:
Astronics elected to identify its median employee as of December 31, 2023. The median employee was identified by calculating the total cash compensation granted in 2023 to all employees, excluding the CEO, employed as of December 31, 2023. As there were no material changes in the employee population or employee compensation arrangements in 2024, the Company has elected to use the same median employee for purposes of its pay ratio disclosure for 2024. The ratio disclosed below was calculated using the annual total compensation of Mr. Gundermann and of the median employee for 2024.
As calculated using the methodology required for the Summary Compensation Table, the total annual compensation of Mr. Gundermann was $2,922,993 and the total annual compensation of the median employee was $64,210. This yields a ratio of 45.52 to 1.

Pay Versus Performance Disclosure
As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K, the table below includes information to demonstrate the relationship between NEO compensation and certain financial performance measures for fiscal years 2024, 2023, 2022, 2021 and 2020. For additional information about our performance-based pay philosophy and how we align executive compensation with the Company’s performance, refer to the Compensation Discussion and Analysis beginning on page 38.

Year	Summary compensation table total for PEO(1)(2)	Compensation actually paid to PEO(3)	Average summary compensation table total for non-PEO named executive officers(1)(4)	Average compensation actually paid to non-PEO named executive officers(5)	Value of initial fixed $100 investment based on:		Net income (Loss)	Average Annual Adjusted EBITDA as % of Average Annual Revenue Over a 3- Year Period(8)
					Total shareholder return(6)	Peer group total shareholder return(7)
2024	$2,922,992	$2,547,746	$1,309,206	$1,061,486	$57.08	$197.02	$(16,215,000)	8.1%
2023	$2,650,211	$3,984,477	$1,000,337	$1,225,010	$62.31	$157.59	$(26,421,000)	4.1%
2022	$1,640,327	$1,360,850	$723,885	$593,112	$36.85	$124.79	$(35,747,000)	2.4%
2021	$2,452,637	$2,278,865	$900,929	$801,499	$42.93	$152.39	$(25,578,000)	7.1%
2020	$2,784,517	$(116,350)	$1,012,628	$330,482	$47.33	$118.40	$(115,781,000)	10.6%

(1)	Mr. Gundermann was our PEO for each year presented. The individuals comprising the non-PEO NEOs for each year presented are listed below.

2024	2020-2023
David C. Burney	David C. Burney
Nancy L. Hedges	James S. Kramer
James F. Mulato	Michael C. Kuehn
Mark A. Peabody	James F. Mulato
Mark A. Peabody

(2)	The dollar amounts reported are the total compensation reported for Mr. Gundermann for each fiscal year in the “Total” column of the Summary Compensation Table.
(3)
The dollar amounts reported represent the “compensation actually paid” to Mr. Gundermann as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Gundermann during such fiscal years and are based on valuation assumptions required by the SEC, which may not reflect actual amounts realized at vesting or exercise (as applicable). In accordance with the requirements of Item 402(v) of Regulation S-K, the reported “Total” in the Summary Compensation Table for the applicable year is adjusted to determine the “compensation actually paid” amount as follows:

a.
The amount reflected in the “Stock Award” and “Option Award” columns of the Summary Compensation Table with respect to each NEO has been deducted from the Summary Compensation Table Total and substituted with an equity award value for each year calculated by adding or subtracting, as applicable, the following: (i) the year-end fair value of any equity awards granted in the applicable fiscal year that are outstanding and unvested as of the end of such year; (i) the change in fair value from the end of the prior fiscal year of any awards granted in prior fiscal years that are outstanding and unvested as of the end of the applicable fiscal year; and (iii) for awards granted in prior fiscal years that vested in the applicable fiscal year, the amount equal to the change in value as of the vesting date (from the end of the prior fiscal year). The valuation assumptions used to calculate fair values on equity awards do not materially differ from those disclosed at the time of grant.

b.
The pension benefit value reported in the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column of the Summary Compensation Table for each applicable year is adjusted to account for the aggregate of two components: (i) the actuarially determined service cost for services rendered by Mr. Gundermann during the applicable year (the “service cost”); and (ii) the entire cost of benefits granted in a plan amendment during the applicable year that are attributed by the benefit formula to services rendered in periods prior to the plan amendment (the “prior service cost”), in each case, calculated in accordance with U.S. GAAP.

c.
The following table discloses the amounts deducted from and added to the total compensation of our principal executive officer in determining our principal executive officer’s compensation actually paid for each fiscal year shown in the pay versus performance table:

Year	Summary Compensation Total	Plus/Minus: Change in Pension Value and Non- Qualified Deferred Compensation Earnings	Plus: Pension Service Costs Attributable to the Applicable Year	Minus: Grant Date Fair Value of Equity Awards Granted During Applicable Year	Plus: Year-End Fair Value of Equity Awards Granted During Applicable Year	Plus: Change in Fair Value as of Year-End of Any Prior Year Awards that Remain Unvested as of Year-End	Plus: Change in Fair Value as of the Vesting Date of Any Prior Year Awards that Vested During Applicable Year	Compensation Actually Paid
2024	$2,922,992	$—	—	$(1,299,860)	$1,190,754	$(188,696)	$(77,444)	$2,547,746
2023	$2,650,211	$609,147	—	$(1,000,811)	$1,191,633	$1,260,507	$492,084	$3,984,477
2022	$1,640,327	—	—	$(1,000,010)	$979,770	$(211,354)	$(47,883)	$1,360,850
2021	$2,452,637	—	—	$(1,817,509)	$1,689,993	$(21,241)	$(25,015)	$2,278,865
2020	$2,784,517	$1,953,301	—	$(200,346)	$100,958	$(613,384)	$(234,793)	$(116,350)

(4)
The dollar amounts reported represent the average of the amounts reported for the Company’s Named Executive Officers (“NEOs”) as a group (excluding the CEO) in the “Total” column of the Summary Compensation Table in each applicable fiscal year.

(5)
The dollar amounts reported represent the average amount of “compensation actually paid” to the NEOs as a group (excluding the CEO), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the NEOs as a group (excluding the CEO) during such fiscal years and are based on valuation assumptions required by the SEC, which may not reflect actual amounts realized at vesting or exercise (as applicable). The average total compensation for the NEOs as a group (excluding the CEO) for each year was adjusted using the same methodology described in footnote (2) to determine the average compensation actually paid.

d.
The following table discloses the amounts deducted from and added to the average total compensation of our NEOs (excluding the CEO) in determining the average compensation actually paid to our NEOs (excluding the CEO) for each fiscal year shown in the pay versus performance table:

Year	Summary Compensation Total	Minus: Change in Pension Value and Non- Qualified Deferred Compensation Earnings	Plus: Pension Service Costs Attributable to the Applicable Year	Minus: Grant Date Fair Value of Equity Awards Granted During Applicable Year	Plus: Year-End Fair Value of Equity Awards Granted During Applicable Year	Plus: Change in Fair Value as of Year-End of Any Prior Year Awards That Remain Unvested as of Year-End	Plus: Change in Fair Value as of the Vesting Date of Any Prior Year Awards That Vested During Applicable Year	Average Compensation Actually Paid
2024	$1,309,206	$(103,370)	—	$(299,128)	$252,463	$(66,828)	$(30,857)	$1,061,486
2023	$1,000,337	$(183,967)	$21,086	$(200,647)	$240,741	$266,103	$81,357	$1,225,010
2022	$723,885	—	$27,517	$(320,170)	$220,213	$(49,583)	$(8,750)	$593,112
2021	$900,929	$(3,455)	$38,982	$(501,639)	$420,935	$(32,238)	$(22,015)	$801,499
2020	$1,012,628	$(455,508)	$44,516	$(144,327)	$72,736	$(150,877)	$(48,686)	$330,482

(6)	Cumulative total shareholder return “TSR” is calculated using the volume-weighted average stock price starting December 31, 2019 through December 31 of the applicable fiscal year.
(7)
Represents the peer group TSR using the volume-weighted average stock price starting December 31, 2019 through December 31 of the applicable fiscal year. The peer group used for this purpose is the S&P 500 Index.

(8)
As required by Item 402(v) of Regulation S-K, the Company has determined that average annual Adjusted EBITDA as a percentage of average annual revenue over a three-year period is the Company Selected Measure, as it is the most important financial performance measure (that is not otherwise disclosed in the table) used to link compensation actually paid to the Company’s NEOs to company performance for the most recently completed fiscal year. “Adjusted EBITDA” is defined as the Company’s earnings before interest, taxes, depreciation, and amortization, adjusted for any extraordinary, unusual or nonrecurring events, including, but not limited to insurance proceeds, legal settlements, impairments or unique investments in R&D projects.

Comparative Analysis of the Pay Versus Performance Table
The Company’s compensation program is designed to attract and retain executives whose talents and contributions sustain long-term growth by aligning their interests with the drivers of shareholder returns and supporting their achievement of the Company’s primary business goals. The Company considers several performance measures to ensure executives are incentivized to accomplish these objectives, many of which are not presented in the Pay Versus Performance Table. The charts below explain the relationship between the columns presented in the Pay Versus Performance Table.
Company TSR versus Peer Group TSR
Our 1-year, 2-year, 3-year, 4-year and 5-year Total Shareholder Return (“TSR”) compares lower than the S&P 500 Index - Total Return TSR and was at (-52.67%), (-57.07%), (-63.15%), (-37.69)% and (-42.92)%, respectively. TSR is calculated using the volume-weighted average stock price over the period beginning December 31, 2019 through the end of each applicable fiscal year.
These Pay Versus Performance metrics are based on the Company’s TSR on a relative basis against the S&P 500 Index - Total Return. The graph below shows the Company’s cumulative TSR over the five-year period ending with December 31, 2024 as compared to the Total Return TSR for the S&P 500 Index.

Comparison of 5 Year TSR
December 2024
120%
100%
80%
60%
40%
20%
0%
-20%
-40%
-60%
-80%
1 year TSR
2 year TSR
3 year TSR
4 Year TSR
5 year TSR
Astronics Corp.
S&P 500 Index - Total Return

Comparison of “Compensation Actually Paid” to Company TSR
The chart below shows the “compensation actually paid” to Mr. Gundermann and average “compensation actually paid”
to the other NEOs as compared to the Company’s cumulative TSR in 2020, 2021, 2022, 2023 and 2024.

Compensation Actually Paid vs. Total Shareholder Return
Compensation Actually Paid (CAP)
4,500,000
4,000,000
3,500,000
3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
-
(500,000)
2020
2021
2022
2023
2024
$70
$60
$50
$40
$30
$20
$10
$-
Total Shareholder Return (TSR)
Value of Inital Fixed $100 Investment
CAP to PEO
Average CAP to Non-PEO NEOs
TSR

Comparison of “Compensation Actually Paid” to Net Income (Loss)
The chart below shows the “compensation actually paid” to Mr. Gundermann and average “compensation actually paid”
to the other NEOs as compared to the Company’s Net Income (Loss) for 2020, 2021, 2022, 2023 and 2024.

Compensation Actually Paid vs. Net Loss
Compensation Actually Paid (CAP)
4,500,000
4,000,000
3,500,000
3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
-
(500,000)
2020
2021
2022
2023
2024
$-
$(20,000)
$(40,000)
$(60,000)
$(80,000)
$(100,000)
$(120,000)
$(140,000)
Net Loss
in millions
CAP to PEO
Average CAP to Non-PEO NEOs
Net Loss

Comparison of “Compensation Actually Paid” to Company-Selected Measure (Average Annual Adjusted EBITDA as a Percentage of Average Annual Revenue Over a Three-Year Period)
The chart below shows the “compensation actually paid” to Mr. Gundermann and average “compensation actually paid” to the other NEOs as compared to the Company’s average annual Adjusted EBITDA as a percentage of the Company’s average annual revenue over a three-year period for 2020, 2021, 2022, 2023 and 2024.

Compensation Actually Paid vs. Adjusted EBITDA %
Compensation Actually Paid (CAP)
4,500,000
4,000,000
3,500,000
3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
-
(500,000)
2020
2021
2022
2023
2024
12.0%
10.0%
8.0%
6.0%
4.0%
2.%
0.0%
Adjusted EBITDA
as a % of average annual revenue
CAP to PEO
Average CAP to Non-PEO NEOs
Adjusted EBITDA %

Most Important Performance Measures
The performance measures that Astronics Corporation uses in our executive compensation program are selected based on the objective of incentivizing NEOs to achieve long-term, sustainable growth in shareholder value. As required by
Item 402(v) of Regulation S-K, we have identified the following financial performance measures as being the most important in linking actual compensation paid to executives to the Company’s performance:

Average Annual Adjusted EBITDA as a Percentage of Average Annual Revenue Over a Three-Year Period
Pre-Tax Income
Sales Growth Over the Most Recent Three-Year Period

Grants of Plan-Based Awards
The following table sets forth information with respect to plan-based awards granted in 2024 to the executives named in the summary compensation table.
All options and RSUs were granted pursuant to the Company’s 2017 LTIP.

Name	Grant Date(1)	Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Award: Number of Shares of Stock or Units	All Other Option Awards: Number of Underlying Options(3)	Exercise Price of Option Awards per Share	Grant Date Fair Value of Stock and Option Awards(4)
		Threshold(#)	Target (#)	Maximum (#)
Peter J. Gundermann
Options	December 5, 2024					75,800	$16.55	$799,690
RSUs	February 22, 2024	13,225	26,450	39,675				$500,170
David C. Burney
RSUs	February 22, 2024	11,900	23,800	35,700				$450,058
Nancy L. Hedges
RSUs	February 22, 2024	2,512	5,024	7,536				$95,004
James F. Mulato
RSUs	February 22, 2024	9,275	18,550	27,825				$350,781
Mark A. Peabody
RSUs	February 22, 2024	7,950	15,900	23,850				$300,669

(1)	The grant date is the date the Compensation Committee of the Board of Directors meets to approve the awards.
(2)
Represents the potential payout range related to performance-based RSUs awarded to NEOs, subject to achievement of performance targets. The RSUs are earned based upon the Company’s mathematical average annual Adjusted EBITDA as a percentage of the Company’s mathematical average annual revenue for the period beginning January 1, 2024 and ending December 31, 2026. Adjusted EBITDA is defined as the Company’s earnings before interest, taxes, depreciation, amortization and equity-based compensation, adjusted by the Compensation Committee in its sole discretion for any extraordinary, unusual or nonrecurring events, including, but not limited to insurance proceeds, litigation-related expenses, legal settlements, impairments or unique investments in research and development projects. The target number of RSUs will be issued if the average annual Adjusted EBITDA for the performance period is less than 15%, but at least equal to 10%, of the Company’s mathematical average annual revenue for the performance period.

(3)
Represents the number of shares of Common Stock underlying options awarded to the Named Executive Officers on the grant date. The options vest at the rate of 33-1/3% per year commencing on December 5, 2024 and expire 10 years after the date of grant.

(4)
Represents the full grant date fair value calculated in accordance with FASB ASC Topic 718. The amounts do not reflect the actual amounts that may be realized by the executive officers. Assumptions used to calculate these amounts are included in Note 16 of the audited financial statements in Form 10-K for the year ended December 31, 2024.

Outstanding Equity Awards at Fiscal Year End
The following table sets forth information with respect to the executives named in the summary compensation table relating to unexercised stock options, stock that has not vested, and equity incentive plan awards outstanding as of December 31, 2024:

	Options(1)				Restricted Stock Units
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)
Peter J. Gundermann, President and Chief Executive Officer	13,700	—	$27.72	12/3/2025			14,750(3)	$235,410
	4,418	—	$27.72	12/3/2025			13,550(4)	$216,258
	14,460	—	$31.76	12/14/2026			26,450(5)	$422,142
	2,169	—	$31.76	12/14/2026
	26,300	—	$35.61	12/12/2027
	3,945	—	$35.61	12/12/2027
	34,790	—	$31.57	12/13/2028
	61,200	—	$30.04	12/9/2029
	59,340	39,560	$14.45	1/22/2031
	115,800	—	$11.13	12/9/2031
	83,333	41,667	$9.74	12/16/2032
	27,967	55,933	$15.15	12/7/2033
	—	75,800	$16.55	12/5/2034
David C. Burney, Former Executive Vice President and Chief Financial Officer	4,100	—	$27.72	12/3/2025			9,600(3)	$153,216
	1,322	—	$27.72	12/3/2025			8,800(4)	$140,448
	4,370	—	$31.76	12/14/2026			23,800(5)	$379,848
	656	—	$31.76	12/14/2026
	6,350	—	$35.61	12/12/2027
	953	—	$35.61	12/12/2027
	8,410	—	$31.57	12/13/2028
	13,600	—	$30.04	12/9/2029
	12,150	8,100	$14.45	1/22/2031
	24,500	—	$11.13	12/9/2031
	17,800	8,900	$9.74	12/16/2032
	2,767	5,533	$15.15	12/7/2033
Nancy L. Hedges, Vice President, Chief Financial Officer and Treasurer	1,400	—	$27.72	12/3/2025			5,500	$87,780
	452	—	$27.72	12/3/2025			5,050	$80,598
	1,520	—	$31.76	12/14/2026			5,024(5)	$80,183
	228	—	$31.76	12/14/2026
James F. Mulato, Executive Vice President	3,300	—	$30.83	12/11/2024			12,550(3)	$200,298
	1,719	—	$30.83	12/11/2024			11,500(4)	$183,540
	4,300	—	$27.72	12/3/2025			18,550(5)	$296,058
	1,387	—	$27.72	12/3/2025
	6,560	—	$31.76	12/14/2026
	984	—	$31.76	12/14/2026
	7,950	—	$35.61	12/12/2027
	1,193	—	$35.61	12/12/2027
	11,570	—	$31.57	12/13/2028
	18,150	—	$30.04	12/9/2029
	16,200	10,800	$14.45	1/22/2031
	32,700	—	$11.13	12/9/2031
	23,733	11,867	$9.74	12/16/2032
	2,767	5,533	$15.15	12/7/2033

	Options(1)				Restricted Stock Units
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)
Mark A. Peabody, Executive Vice President	4,500	—	$27.72	12/3/2025			11,800(3)	$188,328
	1,451	—	$27.72	12/3/2025			10,850(4)	$173,166
	4,820	—	$31.76	12/14/2026			15,900(5)	$253,764
	723	—	$31.76	12/14/2026
	7,010	—	$35.61	12/12/2027
	1,052	—	$35.61	12/12/2027
	9,280	—	$31.57	12/13/2028
	13,600	—	$30.04	12/9/2029
	12,150	8,100	$14.45	1/22/2031
	24,500	—	$11.13	12/9/2031
	17,800	8,900	$9.74	12/16/2032
	2,767	5,533	$15.15	12/7/2033

(1)
Except for the options expiring December 9, 2031, December 16, 2032, December 7, 2033, and December 5, 2034, all other options vest in equal increments over five years and expire ten years from the date of grant. The options expiring December 9, 2031, December 16, 2032, December 7, 2033, and December 5, 2034 vest in equal increments over three years and expire ten years from the date of grant.

(2)	Based on closing price of Common Stock of $15.96 on December 31, 2024.
(3)
Reflects performance-based RSUs to be earned at the target award level under the award agreements. The award earned will be determined based upon the Company’s mathematical average annual Adjusted EBITDA for the period beginning January 1, 2022 and ending December 31, 2024. All RSUs vested on February 24, 2025.

(4)
Reflects performance-based RSUs to be earned at the target award level under the award agreements. The award earned will be determined based upon the Company’s mathematical average annual Adjusted EBITDA for the period beginning January 1, 2023 and ending December 31, 2025.

(5)
Reflects performance-based RSUs to be earned at the target award level under the award agreements. The award earned will be determined based upon the Company’s mathematical average annual Adjusted EBITDA for the period beginning January 1, 2024 and ending December 31, 2026.

Option Exercises and Stock Vested
The following table sets forth information with respect to the executives named in the summary compensation table relating to the exercise of stock options, stock appreciation rights and similar rights, and the vesting of stock in connection therewith, in 2024:

	Option Awards		Stock Award
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	V alue Realized on Vesting(1)
Peter J. Gundermann, President and Chief Executive Officer	—	—	9,556	$180,608
David C. Burney, Former Executive Vice President- Finance, Chief Financial Officer and and Treasurer	—	—	6,217	$117,501
Nancy L. Hedges, Vice President, Chief Financial Officer and Treasurer	—	—	4,578	$86,524
James F. Mulato, Executive Vice President	—	—	8,048	$152,107
Mark A. Peabody, Executive Vice President	—	—	7,663	$144,831

(1)	Reflects shares of Common Stock issued in settlement of RSUs on March 1, 2024 at a price of $18.90 per share.
Pension Benefits

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit ($)	Payment During Last Fiscal Year ($)
Peter J. Gundermann, President and Chief Executive Officer	Astronics Corporation Supplemental Retirement Plan (SERP)	37	$7,965,302	—
	SERP-Retiree Medical, Dental and Long-Term Care	37	$340,686	—
David C. Burney, Former Executive Vice President- Finance, Chief Financial Officer and Treasurer	Astronics Corporation Supplemental Retirement Plan II (SERP II)	28	$4,457,402	—

Nancy L. Hedges, Vice President, Chief Financial Officer and Treasurer	—	—

James F. Mulato, Executive Vice President	—	—

Mark A. Peabody, Executive Vice President	Astronics Corporation Supplemental Retirement Plan II (SERP II)	19	$4,459,324	—

The Company has two non-qualified supplemental retirement defined benefit plans for certain executives - the Supplemental Retirement Plan (“SERP”) and Supplemental Retirement Plan II (“SERP II”).
The SERP targets a retirement benefit based on 65% of the average of the highest consecutive three-year cash compensation, less a participant’s primary Social Security benefit at age 65 and the actuarially determined value of certain contributions made by Astronics to its tax-qualified defined contribution plan on behalf of the participant. The plan is unfunded and has no assets. Except as described below under “Other Potential Post- Employment Benefits”, SERP benefits are payable only to “retirement-eligible” participants, i.e., employees designated to participate in the SERP and each of whom, upon termination of employment, has at least 10 years of continuous service with the Company and (i) has attained age 65, or (ii) has attained age 60 or later with a combined total of age and years of service equal to 90. As of December 31, 2024, Peter J. Gundermann was the only non-retired participant in the SERP. As Mr. Gundermann had attained age 60 and his combined total of age and years of service was at least equal to 90, Mr. Gundermann is retirement eligible. Had Mr. Gundermann retired as of December 31, 2024, the decrement for early retirement would have been $115,574.
SERP II was adopted in March 2012. The SERP II targets a retirement benefit based on 50% of the average of the highest consecutive three-year cash compensation. SERP II is unfunded and has no assets. Except as described below under “Other Potential Post-Employment Benefits”, the SERP II benefits are generally payable only to “retirement-eligible” participants, i.e., employees designated to participate in the SERP II and each of whom, upon termination of employment, has at least 10 years of continuous service with the Company and (i) has attained age 65, or (ii) has attained age 60 or later with a combined total of age and years of service equal to 90. As of December 31, 2024, David C. Burney, Mark A. Peabody and James S. Kramer, President of Luminescent Systems, Inc., were the only participants in the SERP II. Mr. Kramer is no longer an NEO of the Company, which is why he is omitted from the tables included in this Proxy Statement.
As of December 31, 2024, Mr. Peabody had attained age 65 and as such he would have been retirement eligible.
As of December 31, 2024, Mr. Burney had attained age 60 but his combined total of age and years of service was not at least equal to 90. However, upon announcement of his retirement in October 2024, Mr. Burney and the Company entered into an Executive Transition and Retirement Agreement. Pursuant to that agreement, the early retirement decrement provided for by SERP II was eliminated with respect to Mr. Burney and Mr. Burney was treated as though he were age 65 at the time of his retirement for purposes of determining the amount of his SERP II benefit. Mr. Burney retired on January 3, 2025.
The assumptions used to calculate the benefit obligation for the SERP and SERP II are: discount rate 5.48%, future average compensation increases of 3.00% per year. The present value of the accumulated benefit is an actuarial calculation that assumes that the plan will remain in force and that participants will remain employed by the Company until age 65 with not less than 10 years of service (as defined) or until age 60 or later with a combined total of age and years of service equal to 90.
The assumptions used to calculate the benefit obligation for the SERP-Retiree Medical, Dental and Long-Term Care are: discount rate 5.48%, future average healthcare benefit increases to 5.30% for 2025 and then gradually decreasing to 3.94% in 2070. The present value of the accumulated benefit is an actuarial calculation that assumes that the plan will remain in force and that participants will remain employed by the Company until age 65 with not less than 10 years of service or until age 60 or later with a combined total of age and years of service equal to 90.
For purposes of illustration, the following tables show the estimated amounts of annual retirement income that would be payable at the present time under various assumptions as to compensation and years of service to employees who participate in the SERP and SERP IL The amounts presented with respect to the SERP are subject to reduction for Social Security benefits and for-profit sharing benefits earned under the Company’s Profit Sharing/401k Plan. A discount factor applies for retirement-eligible participants who start to receive benefits before attaining age 65.
ESTIMATED UNFUNDED SUPPLEMENTAL RETIREMENT PLAN (SERP) TABLE

	Years of Service
Three Year Average Cash Compensation	10	15	20	25	30
500,000	250,000	275,000	300,000	325,000	325,000
700,000	350,000	385,000	420,000	455,000	455,000
900,000	450,000	495,000	540,000	585,000	585,000
1,100,000	550,000	605,000	660,000	715,000	715,000
1,300,000	650,000	715,000	780,000	845,000	845,000

ESTIMATED UNFUNDED SUPPLEMENTAL RETIREMENT PLAN (SERP II) TABLE

	Years of Service
Three Year Average Cash Compensation	10	15	20	25	30
300,000	105,000	120,000	135,000	150,000	150,000
400,000	140,000	160,000	180,000	200,000	200,000
450,000	157,500	180,000	202,500	225,000	225,000
500,000	175,000	200,000	225,000	250,000	250,000
600,000	210,000	240,000	270,000	300,000	300,000
700,000	245,000	280,000	315,000	350,000	350,000
800,000	280,000	320,000	360,000	400,000	400,000

Non-Qualified Deferred Compensation
The Company does not have any non-qualified defined contribution or other plan that provides for the deferral of compensation.
Other Potential Post-Employment Payments
The Company has entered into an Employment Termination Benefits Agreement with each of Messrs. Gundermann and Peabody. The Employment Termination Benefits Agreement that had been in place with Mr. Burney expired upon his retirement on January 3, 2025. In addition, as described in the “Pension Benefits” section beginning on page 55 above,
Mr. Gundermann is a participant in the SERP while Messrs. Burney and Peabody are each participants in SERP II. The Company has not entered into an Employment Termination Benefits Agreement with Ms. Hedges or Mr. Mulato. Neither Ms. Hedges nor Mr. Mulato are participants in either the SERP or SERP II.
Employment Termination Benefits Agreements
In the event Mr. Gundermann’s employment terminates within two years following a “Change of Control”, he would be entitled to (i) salary continuation for two years in an annual amount equal to his current annual base salary or, if greater, his average total cash compensation for the two calendar years preceding the termination date, (ii) continuation for two years of health, life and disability insurance coverage, continued use for two years of automobile or reimbursement of automobile expenses, continued club membership dues for two years, and vesting of any outstanding stock options, which are exercisable for one year or, if shorter, until the expiration date, provided that Mr. Gundermann may elect to receive the option bargain element in cash. Other than benefits that are generally available to the Company’s salaried employees, the Employment Termination Benefits Agreement with Mr. Gundermann does not entitle him to any additional benefits upon a termination of employment in any other circumstances.
For purposes of the Employment Termination Benefits Agreements, a “Change of Control” generally means the transfer in one or more transactions, extending over a period of not more than 24 months, of Common Stock and Class B Stock of the Company possessing 25% or more of the total combined voting power of all the Company’s Common Stock and Class B Stock.
In the event Mr. Peabody’s employment terminates within two years following a Change of Control, he would be entitled to (i) salary continuation for one year in an annual amount equal to his current annual base salary or, if greater, his average total cash compensation for the two calendar years preceding the termination date, (ii) continuation for one year of health, life and disability insurance coverage, (iii) continued use for one year of automobile or reimbursement of automobile expenses, continued club membership dues for one year, and vesting of any outstanding stock options, which are exercisable for one year or, if shorter, until the expiration date, provided that Mr. Peabody may elect to receive the option bargain element in cash. Other than benefits that are generally available to the Company’s salaried employees, the Employment Termination Benefits Agreements do not entitle the executives to any additional benefits upon a termination of employment in any other circumstances. The Company has not entered into an Employment Termination Benefits Agreement with Ms. Hedges or Mr. Mulato.

In the case of an executive’s termination within two years following a Change of Control, each of the Employment Termination Benefits Agreements condition benefits on an executive refraining from competing with the Company during the period benefits are payable to him. If an executive violates the noncompetition covenant, benefits are suspended during the period the executive is in violation of the noncompetition covenant. In the past, the Company has also paid severance benefits to salaried employees upon termination of employment. The eligibility for such payments and the amount thereof, has been determined by the Company on a case-by-case basis.
SERP & SERP II
Mr. Gundermann is a participant in the SERP. Under the terms of the SERP, eligible participants with at least 10 years of continuous service with the Company become 100% vested in and eligible for benefits in the event of an Involuntary Termination (as described below) or a termination upon a Change of Control (as described below). In the event of a Change of Control, a participant who has at least 10 years of continuous service with the Company will become 100% vested in and eligible for benefits under the SERP. A participant who terminates employment on account of death or Disability (as defined in the Company’s tax-qualified defined contribution plan) will also become 100% vested in and eligible for benefits under the SERP. Upon a separation of service due to Involuntary Termination, a participant with at least 10 years of continuous service with the Company will receive a supplemental benefit based upon his or her highest consecutive three-year average cash compensation paid prior to termination of employment. Upon a separation from service due to a termination upon a Change of Control, a participant with at least 10 years of continuous service with the Company will receive a supplemental benefit determined based on the participant’s years of service as of the termination date and using the greater of (A) the highest consecutive three-year average cash compensation paid prior to the Change of Control, or (B) the average of the highest consecutive three-year average cash compensation paid prior to termination of employment. In all cases, the supplemental benefit is subject to adjustment if the payment of the supplemental benefit commences prior to the participant attaining age 65.
During the period a participant or his spouse is receiving SERP benefits, the participant and his spouse are entitled to continuing medical, dental and long-term care coverage under the corresponding plan made available to the Company’s current officers (or an equivalent arrangement).
Under the terms of the SERP, benefits do not commence until the later of the participant’s termination of employment or the date the participant attains (or would have attained) age 60, when SERP benefits are paid as a monthly life annuity or, if a participant is married, as a joint and 100% survivor annuity. Mr. Gundermann was age 62 on December 31, 2024. Accordingly, if Mr. Gundermann’s employment had terminated on December 31, 2024, any vested SERP benefits would have commenced on such date. If Mr. Gundermann’s employment were to terminate on account of his death, his surviving spouse, if any, would be entitled to a monthly survivor annuity for the remainder of the spouse’s lifetime in the same monthly amount that would have been paid to Mr. Gundermann. The actuarially estimated present value of continued medical, dental, and long-term care coverage is $340,686.
Messrs. Burney and Peabody are participants in SERP II. SERP II benefits generally are payable only to “retirement-eligible” participants, i.e., employees designated to participate in the SERP II and each of whom, upon termination of employment, has at least 10 years of continuous service with the Company and (i) has attained age 65, or (ii) has attained age 60 or later with a combined total of age and years of service equal to 90. However, if a participant’s employment terminates on account of his or her death or Disability (as defined in the Company’s qualified 401(k) retirement plan), the participant becomes 100% vested in his or her SERP II benefit. In the event of a 409A Change in Control Event, a participant with at least ten years of continuous service becomes 100% vested in his or her SERP II benefit. Furthermore, in the event of a participant’s Involuntary Termination or a Termination on a Change of Control, a participant with at least 10 years of continuous service will become 100% vested in his or her SERP II benefit.
In general, SERP II benefits do not commence until the later of the participant’s termination of employment or the date the participant attains (or would have attained) age 60, when a participant’s SERP II benefit is paid to him or his surviving spouse as a monthly life annuity. However, SERP II provides that upon the occurrence of a 409A Change in Control Event (as described below) a participant with at least 10 years of consecutive service with the Company will be entitled to a lump sum payment of the present value of his or her supplemental benefit determined as of the date of the 409A Change in Control Event. For a participant who has not yet commenced payment of his or her supplemental benefit, the supplemental benefit will be determined based on the participant’s years of service as of the 409A Change in Control Event and using the average of the highest consecutive three-year cash compensation paid prior to the 409A Change in Control Event, instead of the average for the pay paid prior to retirement. A participant who has already commenced receiving payment of the supplemental benefit at the time of the 409A Change in Control Event will be entitled to a lump sum payment of the present value of the remaining supplemental benefit determined as of the 409A Change in Control Event.
Except in the case of a Termination on a Change of Control, both SERP and SERP II benefits are contingent on a participant not competing with the Company for the longer of three years after retirement or attainment of age 65. If a participant violates the noncompetition covenant, benefits are suspended during the period the participant is in violation of noncompetition covenant.
For purposes of the SERP and SERP II, (i) a “Change of Control” means the transfer, in one or more transactions extending over a period of not more than 24 months, of Common Stock of the Company possessing 25% or more of the total voting power of all shares of Common Stock, where a transfer shall be deemed to occur if shares of Common Stock are either transferred or made the subject of options, warrants, or similar rights granting a third party the opportunity to acquire ownership or voting control of such Common Stock and (ii) an “Involuntary Termination” means a termination of a participant’s employment relationship with the Company, other than for death, disability, retirement, or cause, (A) by or at the instigation of the Company, or (B) by or at the instigation of the participant where the participant’s compensation has been diminished or reduced to a greater extent than any diminution or reduction of the Company’s officers generally.
For purposes of SERP II, a “409A Change in Control Event” means the occurrence of one of the following events constituting a “change in control event” within the meaning of Code Section 409A:
(i) Any one person, or more than one person acting as a group (“Group”), acquires ownership of stock of the Company that, together with stock previously held by the acquirer, constitutes more than 80% of the total fair market value or total voting power of the Company’s stock. If any one person or Group is considered to own more than 80% of the total fair market value or total voting power of the Company’s stock, the acquisition of additional stock by the same person or Group does not cause a change in ownership; or
(ii) A majority of the members of the Company’s Board of Directors is replaced during any 12-month (or shorter) period by directors whose appointment or election is not endorsed by a majority of the members of the Board of the Directors before the date of the appointment or election.
The following table shows potential payments to Messrs. Gundermann, Burney and Peabody under the Employment Termination Benefits Agreements, SERP and SERP II upon death, disability, involuntary termination, involuntary termination following a Change of Control, occurrence of a 409A Change in Control Event, and termination following a 409A Change in Control Event. The amounts shown assume that the termination was effective December 31, 2024, the last business day of the Company’s most recent fiscal year end. The actual amounts to be paid can only be determined at the actual time of a participant’s termination.

Name	Type of Payment	Death	Disability	Involuntary Termination	Termination on Change of Control	409A Change in Control Event	Termination on 409A Change in Control Event
Peter J. Gundermann	Salary Continuation(1)	—	—	—	$1,272,600	—	$1,272,600
	Insurance Coverage(2)	—	—	—	$52,000	—	$52,000
	Club Membership(3)	—	—	—	—	—	$17,880
	Automobile	—	—	—	$39,600	—	$39,600
	Vesting of Equity Awards(4)	—	—	—	$1,554,112	—
	SERP Benefit(5)	$7,206,000	$9,643,000	$7,495,000	$7,907,000	—	—
	Total	$7,206,000	$9,643,000	$7,495,000	$10,825,312	—	$1,382,080
David C. Burney	Salary Continuation(1)	—	—	—	$396,064	—	$396,064
	Insurance Coverage(2)	—	—	—	$18,000	—	$18,000
	Club Membership(3)	—	—	—	$20,925	—	$20,925
	Automobile	—	—	—	$6,500	—	$6,500
	Vesting of Equity Awards(4)	—	—	—	$321,710	—	—
	SERP Benefit(5)	$3,528,000	$4,457,000	$3,766,000	$3,923,000	$3,814,000	$3,814,000
	Total	$3,528,000	$4,457,000	$3,766,000	$4,686,199	$3,814,000	$4,255,489
Mark A. Peabody	Salary Continuation(1)	—	—	—	$536,152	—	$536,152
	Insurance Coverage(2)	—	—	—	$32,000	—	$32,000
	Club Membership(3)	—	—	—	—	—	—
	Automobile	—	—	—	—	—	—
	Vesting of Equity Awards(4)	—	—	—	$426,866	—	—
	SERP Benefit(5)	$4,433,000	$4,717,000	$4,727,000	$4,727,000	$4,650,000	$4,650,000
	Total	$4,433,000	$4,717,000	$4,727,000	$5,722,018	$4,650,000	$5,218,152

(1)	Salary continuation under a termination on a change of control would be two years for Mr. Gundermann and one year for each of Messrs. Burney and Peabody.
(2)	For purposes of determining premiums for medical, life and disability coverage, the premiums paid in fiscal year 2024 are reflected.
(3)	For purposes of determining other perquisites, the amount paid in 2024 for club dues and auto expenses are reflected.
(4)	This is the value of outstanding, unvested stock options at December 31, 2024. The value was determined using December 31, 2024 Common Stock market price.
(5)
Pursuant to the terms of SERP and SERP II, participants become vested in and eligible for benefits in the event of a participant’s death or termination of employment due to Disability, and those participants with at least 10 years of service will become vested in and eligible for benefits in the event of an involuntary termination without cause and a termination on Change of Control. Participants in SERP II become vested in and eligible for benefits in the event of a 409A Change in Control Event. The SERP does not provide for vesting upon a 409A Change in Control Event. All amounts represent the actuarially estimated present value of future benefits, SERP II benefits upon a 409A Change in Control Event are payable in a lump sum. All other SERP and SERP II benefits are payable in equal monthly installments over the life of the executive or the life of the surviving spouse.

Equity Compensation Plan Information
The following table sets forth the aggregate information of the Company’s equity compensation plans in effect as of December 31, 2024.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Right (b)(1)	Number of Securities Remaining for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plan approved by security holders	2,301,443(2)	$18.52	695,742(3)
Equity compensation plans approved by security holders	—	—	—
Total	2,301,443	$18.52	695,742

(1)
The weighted average exercise price is calculated based solely on the exercise price of outstanding options and does not reflect the shares that will be issued upon the vesting of outstanding awards of RSUs, which have no exercise price.

(2)	This number includes 694,624 shares subject to outstanding RSU awards, with the number of outstanding performance-based RSUs calculated at 100% of the target number of shares subject to each award.
(3)
These figures do not include the additional 650,000 shares that are included as part of the Amendment to the Restated Plan, for which shareholder approval is sought pursuant to Proposal 3 of this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information concerning persons known to the Company to own more than 5% of the outstanding shares of Common Stock or Class B Stock and the number of shares and percentage of each class beneficially owned by each director, each executive officer named in the summary compensation table and by all directors and executive officers as a group as of April 2, 2025, except to the extent indicated otherwise in the footnotes below (an asterisk indicates less than 1% beneficial ownership of the class):

	Shares of Common Stock		Shares of Class B Stock
Name and Address of Owner(1)	Number	Percentage	Number	Percentage
Robert T. Brady(2)	94,014	*	179,129	3.7%
David C. Burney(3)	163,071	*	194,764	4.1%
Jeffry D. Frisby(4)	49,468	*	1,200	*
Peter J. Gundermann(5)	538,584	1.7%	754,025	15.7%
Nancy L. Hedges(6)	29,589	*	1,287	*
Warren C. Johnson(4)	50,168	*	1,200	*
Robert S. Keane(7)	44,046	*	615,085	12.8%
Neil Kim(4)	44,468	*	1,200	*
Mark Moran	36,468	*	—	—
Mark A. Peabody(8)	150,472	*	187,220	3.9%
James F. Mulato(9)	172,717	*	4,791	*
Linda G. O’Brien(10)	14,984	*	—	—
Fay West	—	—	—	—
All directors and executive officer as a group (13 persons)(11)	1,388,049	4.5%	1,939,901	40.4%
BlackRock, Inc.(12) 50 Hudson Yards New York, NY 10001	2,585,313	8.70%	—	—
ACK Asset Management LLC(13) 5777 West Putnam Ave., Suite 300 Greenwich, CT 06830	2,060,000	6.94%	—	—
Redwood Capital Management LLC(14) 250 West 55th St., 26th Floor New York, NY 10019	2,122,931	6.80%	—	—
325 Capital LLC(15) 757 Third Ave., 20th Floor New York, NY 10017	1,690,037	6.60%	—	—
Bares Capital Management, Inc.(16) 12600 Hill Country Blvd., Suite R-230 Austin, TX 78738	1,538,107	5.95%	—	—
The Vanguard Group(17) 100 Vanguard Blvd. Malvern, PA 19355	1,424,677	5.10%	—	—

(1)	The address for all directors and officers listed is: 130 Commerce Way, East Aurora, New York 14052.
(2)
Includes 15,000 shares of Common Stock and 4,053 shares of Class B Stock subject to options exercisable within 60 days. Includes 120,000 shares of Class B Stock pledged as security on a secured line of credit at M&T Bank. There are no amounts currently drawn on the line of credit.

(3)	Includes 98,097 shares of Common Stock and 2,931 shares of Class B Stock subject to options exercisable within 60 days.
(4)	Includes 8,000 shares of Common Stock and 1,200 shares of Class B stock subject to options exercisable within 60 days.
(5)	Includes 456,670 shares of Common Stock and 10,532 shares of Class B Stock subject to options exercisable within 60 days.
(6)	Includes 2,920 shares of Common Stock and 680 shares of Class B Stock subject to options exercisable within 60 days.
(7)
Mr. Keane does not have any options to purchase shares of Common Stock or Class B Stock. Includes 408,199 shares of Class B Stock held by Boston & Saranac LLC, which is 100% owned by a trust whose beneficiaries are Mr. Keane and his spouse. Includes 37,700 shares of Common Stock and 206,886 shares of Class B Stock held by the EAK & KRK Trust U/A/D 10-15-97 FBO Elizabeth A. Keane. Mr. Keane’s proportionate interest in the trust is below 25%.

(8)	Includes 100,477 shares of Common Stock and 3,226 shares of Class B Stock subject to options exercisable within 60 days.
(9)
Includes 129,330 shares of Common Stock and 3,564 shares of Class B Stock subject to options exercisable within 60 days. Includes 100 shares of Common Stock and 32 shares of Class B Stock owned by Mr. Mulato’s spouse.

(10)	Includes 1,200 shares of Common Stock owned by Ms. O’Brien’s spouse.

(11)	Includes 826,493 shares of Common Stock and 28,586 shares of Class B Stock subject to options exercisable within 60 days.
(12)
BlackRock, Inc. reports having sole voting power for 2,436,423 shares of Common Stock, no shared voting power, sole dispositive power for 2,585,313 shares of Common Stock and no shared dispositive power. The beneficial ownership information is based solely upon Amendment No. 16 to Schedule 13G filed with the SEC on February 5, 2025.

(13)
ACK Asset Management LLC reports that it, Richard Meisenberg and John Reilly have shared voting power and shared dispositive power for 2,060,000 shares of Common Stock and no sole voting or sole dispositive power. The beneficial ownership is based solely upon Schedule 13G filed with the SEC on December 12, 2024.

(14)
Redwood Capital Management LLC reports that it and Redwood Capital Management Holdings, LP have shared voting power and shared dispositive power for 2,122,931 shares of Common Stock and no sole voting power or sole dispositive power. The beneficial ownership is based solely upon Schedule 13G filed with the SEC on February 14, 2025.

(15)
325 Capital Master Fund LP reports that 325 Capital LLC, Michael Braner, Daniel Friedburg and Anil Shrivastava have shared voting power and shared dispositive power for 1,690,037 shares of Common Stock and no sole voting power or sole dispositive power. The beneficial ownership is based solely upon Schedule 13D/A filed with the SEC on October 5, 2022.

(16)
Bares Capital Management, Inc. reports that it and Brian Bares have no sole voting power, shared voting power for 1,538,107 shares of Common Stock, no sole dispositive power and shared dispositive power for 1,538,107 shares of Common Stock. The beneficial ownership is based solely upon Schedule 13G filed with the SEC on February 14, 2023.

(17)
The Vanguard Group reports having no sole voting power, shared voting power for 19,784 shares of Common Stock, sole dispositive power for 1,382,535 shares of Common Stock and shared dispositive power for 42,142 shares of Common Stock. The Vanguard Group reports that The Vanguard Group Inc.’s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities reported in their Schedule 13G. The beneficial ownership information is based solely upon Amendment No. 1 to Schedule 13G filed with the SEC on February 13, 2024.

DELINQUENT SECTION 16(a) REPORTS
Except as noted below, during 2024, the executive officers and directors of the Company timely filed with the SEC all required reports with respect to beneficial ownership of the Company’s securities. The conversion of 40,000 shares of Class B Stock to shares of Common Stock in May 2024 by Robert Keane was reported on a late Form 4 filed on March 3, 2025. Separate transactions of (i) a gift of 2,000 shares of Class B Stock in January 2024 and (ii) a sale of 511.12 shares of Common Stock held in a Company stock fund as part of a larger distribution from a 401(k) account in December 2024 were each reported by Mark Peabody on a late Form 4 filed on March 11, 2025.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The Company does not have written policies or procedures relating to the review, approval or ratification of related person transactions. Any such proposed transaction is submitted to the Board of Directors for approval, and the Board of Directors’ decision to approve or reject such related person transaction is evidenced in the written meeting minutes.
There were no transactions that occurred in 2024 to which we were a participant where (i) the amounts involved exceeded, or will exceed, $120,000, and (ii) a director, executive officer, beneficial owner of more than five percent of any class of our voting securities or any member of their immediate family had or will have a direct or indirect material interest.
PROPOSALS OF SHAREHOLDERS FOR THE 2026 ANNUAL MEETING
To be considered for inclusion in the proxy materials for the 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”) in accordance with Rule 14a-8 under the Exchange Act, shareholder proposals must be received by the Company no later than December 10, 2025.
If a shareholder wishes to present a proposal at the Company’s 2026 Annual Meeting or to nominate one or more directors, and the proposal is not intended to be included in the Company’s proxy materials relating to the 2026 Annual Meeting, such proposal or nomination(s) must comply with the applicable provisions of the Company’s By-Laws and applicable law. In general, the Company’s By-Laws provide that with respect to a shareholder nomination for director, written notice must be addressed to the Secretary and be received by the Company no less than 60 nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting of shareholders. For purposes of the Company’s 2026 Annual Meeting, such notice must be received not later than March 23, 2026 and not earlier than February 21, 2026. The Company’s By-Laws set out specific requirements that such written notices must satisfy.
In addition to satisfying the requirements under the Company’s By-Laws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth any additional information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 calendar days prior to the first anniversary date of the Annual Meeting. If the date of the 2026 Annual Meeting is changed by more than 30 calendar days from the anniversary of the Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2026 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2026 Annual Meeting is first made. Accordingly, for the 2026 Annual Meeting of Stockholders, we must receive such notice no later than March 23, 2026. In addition, pursuant to the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.

OTHER BUSINESS
The Board of Directors knows of no other matters to be voted upon at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy to vote on such matters in accordance with their judgment.
The Notice Regarding Availability of Proxy Materials for the Shareholder Meeting to be Held on Thursday, May 22, 2025 has been mailed to shareholders. Copies of the Annual Report, as well as this Proxy Statement, Proxy Card(s), and Notice of Annual Meeting of Shareholders, are available at http://materials.proxyvote.com/046433 or by telephone at 1-800-579-1639.
A copy of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 5, 2025 (the “10-K”), will be furnished without charge to shareholders, beneficially or of record on April 2, 2025, on request to Shareholder Relations, Astronics Corporation, 130 Commerce Way, East Aurora, New York 14052. The 2024 Form 10-K may also be obtained in the investor relations section of the Company’s website: www.astronics.com.
By Order of the Board of Directors

Julie M. Davis, Secretary
East Aurora, New York
Dated: April 9, 2025

EXHIBIT A
PROPOSED AMENDMENT
AMENDMENT
TO THE
AMENDED AND RESTATED 2017 LONG TERM INCENTIVE PLAN
The Amended and Restated 2017 Long Term Incentive Plan is hereby amended, subject to approval by the holders of a majority of shares of Common Stock and Class B Common Stock, voting together as a single class, present and entitled to vote thereon at the May 22, 2025 annual meeting of shareholders of Astronics, as follows:
1.	Existing Section 3(a) regarding Shares Available for Awards is hereby amended to read in its entirety as follows:
“(a)
Shares Available for Awards. The total number of shares of Company Stock with respect to which Awards may be granted under the Plan may not exceed 3,794,774 shares. Shares of Company Stock issued by Astronics in respect of an Award may be from authorized, but unissued Company Stock or authorized and issued Company Stock held in Astronics’ treasury or acquired by Astronics through repurchases in the open market or in privately negotiated transactions from third parties, any affiliate of Astronics, or any of Astronics’ affiliated benefit or welfare plans.”

ASTRONICS CORPORATION
130 COMMERCE WAY
EAST AURORA, NY 14052
ATTN: JULIE DAVIS

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 PM ET on May 21, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 PM ET on May 21, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V71163-P29086 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ASTRONICS CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect nine directors to hold office until the 2026 Annual Meeting and until their successors have been elected and qualified:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Robert T. Brady
02) Jeffry D. Frisby
03) Peter J. Gundermann
04) Warren C. Johnson
05) Robert S. Keane
06) Neil Y. Kim
07) Mark Moran
08) Linda G. O'Brien
09) Fay West

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: To take action upon and transact such other business as may be properly brought before the meeting or any adjournment or adjournments thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V71164-P29086

ASTRONICS CORPORATION
Annual Meeting of Shareholders
May 22, 2025 at 3:00 PM PT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Peter J. Gundermann and Julie M. Davis, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Class B) stock of ASTRONICS CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 3:00 PM PT on May 22, 2025, at Astronics Advanced Electronic Systems Corp., 12950 Willows Rd. NE, Kirkland, Washington 98034 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side